As filed with the Securities and Exchange Commission on March 16, 2021
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Barnwell Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-0496921 (I.R.S. Employer Identification No.)

1100 Alakea Street, Suite 2900

Honolulu, Hawaii 96813

(808) 531-8400
(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Russell M. Gifford
Executive Vice President and Chief Financial Officer Barnwell Industries, Inc. 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813

(808) 531-8400
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Christopher Doyle, Esq. Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 (212) 806-5400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company and an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $0.50 per share
Total	$25,000,000		$25,000,000	$2,727.50

(1)
The securities registered consist of a $25,000,000 aggregate offering price of an indeterminate number of shares of Common Stock as may be issued from time to time at indeterminate prices.  In no event will the aggregate initial offering price of the shares of Common Stock issued from time to time pursuant to this registration statement exceed $25,000,000.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
The proposed maximum offering price per share of Common Stock and proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the shares of Common Stock.

(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of the shares of Common Stock listed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains:

•	a base prospectus, which covers the offering, issuance and sales by us of up to $25,000,000 in the aggregate of shares of Common Stock from time to time in one or more offerings; and

•
a sales agreement prospectus, which covers the offering, issuance and sale by us in an “at the market” offering of up to a maximum offering price of $7,398,672 of shares of Common Stock that may be issued and sold from time to time under a sales agreement by and between us and A.G.P. / Alliance Global Partners, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any offering of Common Stock pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The $7,398,672 of shares of Common Stock that may be offered, issued and sold under the sales agreement prospectus is included in the $25,000,000 of shares of Common Stock that may be offered, issued and sold by us under the base prospectus (and, in each case, are subject to a maximum equal to one-third of our public float as limited by General Instruction I.B.6. of SEC Form S-3, so long as our public float remains under $75.0 million). Upon termination of the sales agreement, any portion of the $7,398,672 included in the sales agreement prospectus that has not been sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $25,000,000 of shares of Common Stock may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement subject to any applicable limitations set forth herein and therein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2021

PROSPECTUS

BARNWELL INDUSTRIES, INC.

$25,000,000

Common Stock

We may offer shares of our Common Stock from time to time.

The aggregate initial offering price of the shares of our Common Stock that we offer will not exceed $25,000,000. We will offer the shares of our Common Stock in amounts, at prices and on terms to be determined at the time of the offering.

Our Common Stock is quoted on the NYSE American under the symbol “BRN.” The last reported sale price of our Common Stock on March 13, 2021 was $3.10 per share.

As of March 15, 2021, the aggregate market value of our outstanding Common Stock held by non-affiliates was $22,196,021.76 based upon 8,277,160 shares of outstanding common stock, of which 3,853,476 shares were held by non-affiliates, and the last reported sale price of our common stock of $5.76 per share on January 28, 2021. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell shares pursuant to this prospectus having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. In the event that subsequent to the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell shares of our Common Stock unless accompanied by a prospectus supplement.

As of March 15, 2021, the aggregate market value of our outstanding Common Stock held by non-affiliates was $22,196,021.76 based upon 8,277,160 shares of outstanding common stock, of which 3,853,476 shares were held by non-affiliates, and the last reported sale price of our common stock of $5.76 per share on January 28, 2021. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell shares pursuant to this prospectus having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.  In the event that subsequent to the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in shares of our Common Stock involves significant risks that are described in the “Risk Factors” section beginning on page B-5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our Common Stock in one or more offerings up to a total offering price of $25,000,000. This prospectus provides you with a general description of shares of Common Stock we may offer. Each time we sell shares of Common Stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and the shares of Common Stock. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or shares of Common Stock or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the shares of Common Stock being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front cover page of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares of our Common Stock.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that relate to the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

BARNWELL INDUSTRIES, INC.

As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to Barnwell Industries, Inc. and its subsidiaries on a consolidated basis.

Barnwell was founded in 1956 in Shreveport, Louisiana as a Delaware corporation and has been based in Honolulu, Hawaii since 1980, where our investment in land and contract drilling business segments operate.  Since Barnwell’s founding as an oil and gas development company, we have built a diversified business portfolio and currently operate in the following three principal business segments:

•
Oil and Natural Gas Segment – Barnwell engages in oil and natural gas development, production, acquisitions and sales in Canada, and we may engage in similar activities in the United States in the future.

•	Land Investment Segment – Barnwell invests in land interests in Hawaii.

•	Contract Drilling Segment – Barnwell provides well drilling services and water pumping system installation and repairs in Hawaii.

Our mission and purpose are to utilize our state-of-the-art technologies, extensive experience and wide industry connections to continue to find wells for the production of oil, and, in so doing, drive demand for our products and services, and to capitalize on other business opportunities that complement our oil and natural gas segment.

Since 2014, we have focused on streamlining our operations by divesting our mature natural gas and heavy oil properties while significantly investing in prospects in Canada.  We now acquire and develop crude oil and natural gas assets in the province of Alberta, Canada via two corporate entities, Barnwell of Canada and Octavian Oil.  In addition, in 2013 we entered into various partnerships that have interests in land in Hawaii.  As the land is sold or developed into single-family and multi-family residential properties, we have rights to receive payments and distributions.  Our contract drilling segment also drills water and water monitoring wells of varying depths in Hawaii, installs and repairs water pumping systems, and is the distributor for Floway pumps and equipment in the state of Hawaii.

Following our 2020 annual meeting of stockholders, three individuals who had been nominated by stockholders were elected to join our Board of Directors and three long-time members of our Board retired.

We believe that our recent efforts over the past few years, as well as the changes to the Board, have strengthened our company.

Our executive offices are located at 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 and our telephone number is (808) 531-8400. Our website address is www.brninc.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•	the impact of the COVID-19 pandemic on our business, operations, customers and suppliers;

•	our ability to achieve and sustain profitability;

•	our ability to obtain additional funding, as and if needed which will be subject to a number of factors, including market conditions, and our operating performance;

•	our ability to continue as a going concern;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our estimates of future oil and gas investments may not achieve our desired results;

•	the adequacy of our cash balances and our need for additional financings;

•	our ability to maintain the listing of our Common Stock on the NYSE American;

•	the impact of pending and threatened litigation on our business, financial condition and liquidity;

•	changes in current legislation, regulations and economic conditions that affect the demand for oil and natural gas;

•	our ability to compete effectively in our target markets;

•	our history of operating losses; and

•	our sales and marketing capabilities and strategy in the United States and Canada.

These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in  the section entitled “Risk Factors” included in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A Amendment No. 1, for the fiscal year ended September 30, 2020 and our subsequent SEC filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 (File No. 333-[*]) that we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.brninc.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.brninc.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

(1)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 16, 2020, as amended by Form 10-K/A Amendment No. 1, filed with the SEC on January 27, 2021;

(2)	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 16, 2021;

(3)
our Current Reports on Form 8-K, filed with the SEC on February 1, 2021, February 10, 2021, February 16, 2021 and March 16, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit); and

(4)
the description of our Common Stock contained in our Registration Statement on Form 8-C, effective August 3, 1965, including any amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial Registration Statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
(808) 531-8400
Attn.: Investor Relations

RISK FACTORS

Investing in our Common Stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A Amendment No. 1, for the fiscal year ended September 30, 2020, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this prospectus and any applicable prospectus supplement before acquiring any of our Common Stock. These risks could have a material adverse effect on our business, results of operation or financial condition and cause the value of our Common Stock to decline.  You could lose all or part of your investment.

When we offer and sell any shares of Common Stock pursuant to a prospectus supplement, we may include additional risk factors relevant to such offering in the prospectus supplement.

This prospectus and any applicable prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus and any applicable prospectus supplement.  See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and Offerings Pursuant to this Prospectus (and Any Applicable Prospectus Supplement)

There is substantial doubt as to our ability to continue as a going concern, and an investment in our Common Stock is highly speculative.

Our ability to sustain our business in the future will depend on sufficient oil and natural gas operating cash flows, which are highly sensitive to volatile oil and natural gas prices, sufficient contract drilling operating cash flows, which are subject to potentially large changes in demand, and sufficient future land investment segment proceeds and distributions from the land development partnerships in which we have invested, the timing of which are both highly uncertain and not within our control. A sufficient level of such cash inflows are necessary to fund discretionary oil and natural gas capital expenditures, which must be economically successful to provide sufficient returns, as well as fund our non-discretionary outflows such as oil and natural gas asset retirement obligations and ongoing operating and general and administrative expenses.

We have experienced a trend of losses and negative operating cash flows in three of the last four years. Due to the additional impacts of the COVID-19 pandemic, we now face a greater uncertainty about our cash inflows as described above, which in turn leads to substantial doubt regarding our ability to make the required discretionary cash outflows for the capital expenditures necessary to convert our proved undeveloped reserves to proved developed reserves. Furthermore, because of the greater uncertainty about our cash inflows described above, there is substantial doubt about our ability to fund our non-discretionary cash outflows and thus substantial doubt about our ability to continue as a going concern.  The audit report covering our September 30, 2020 consolidated financial statements, which is included in our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A Amendment No. 1, for the fiscal year ended September 30, 2020 and incorporated by reference in this prospectus, contains an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We have investigated potential sources of funding, including non-core oil and natural gas property sales, however, no probable sources of funding have yet been secured.  Additionally, in fiscal 2020, we listed our corporate office on the 29th floor of a commercial building in downtown Honolulu, Hawaii for sale to generate liquidity in order to help mitigate the substantial doubt about our ability to continue as a going concern. However, our ability to sell our corporate office at an appropriate time or for a sufficient price is outside of our control and is therefore not probable. Because of this uncertainty as well as uncertainties regarding the potential duration and depth of the impacts of the COVID-19 pandemic on our business as described above, substantial doubt about our ability to continue as a going concern exists.

Due to our failure to maintain continued compliance with the NYSE American’s stockholders’ equity listing requirements, our Common Stock is at substantial risk of being delisted from the NYSE American.

Our Common Stock is currently listed on the NYSE American. In order to maintain such listing, the rules of NYSE American provide that, among other things, we must meet certain continued listing standards relating to minimum amount of stockholders’ equity.  Even if an issuer fails to meet the stockholders’ equity requirements, the NYSE American will not normally consider delisting securities of such issue if the issuer meets certain thresholds regarding the value of its market capitalization or total assets and revenue or the number of publicly held shares and related marked value.  Further, with respect to an issuer not in compliance with the stockholders’ equity requirements, upon notifying the issuer of such deficiency, the NYSE American generally provides an 18-month “cure period” for the issuer to regain the minimum stockholders’ equity requirement, however if the issuer is unable to do so, the NYSE American may delist its stock.

On January 13, 2020, we received a letter from the NYSE American staff (the “Exchange Staff”) indicating that we were not in compliance with Part 10, Sections 1003(a)(i) and (a)(ii) of the NYSE American Company Guide (the “Guide”) since we reported stockholders’ equity of $1.2 million and net losses in fiscal years ended September 30, 2019, September 30, 2018 and September 30, 2016. Our failure to meet the NYSE American’s stockholders’ equity requirements and the exceptions resulted in a risk that our Common Stock may be delisted. In accordance with the NYSE American’s policies and procedures, we submitted a plan (the “Plan”) addressing how we intended to regain compliance with Part 10, Section 1003 of the Guide. On April 2, 2020, the NYSE American notified us that it accepted the Plan and granted us an extension for our continued listing until July 13, 2021 (the “Plan Period”). We have been and will continue to be subject to periodic review by Exchange Staff during the Plan Period. The Plan was submitted to the NYSE American before the start of the COVID-19 pandemic-related low commodity price environment, the oil price war between Saudi Arabia and Russia and other macroeconomic pressures that have impacted our businesses and the U.S. economy in general. The magnitude and duration of these factors have and will adversely affect our ability to achieve the Plan’s goals and to return to compliance with the NYSE American’s listing standards.  If we do not regain compliance by the end of the Plan Period, or if we do not make ongoing progress consistent with its Plan, the NYSE American may initiate delisting procedures as appropriate.

Our reported stockholders’ equity fell from $2,049,000 at March 31, 2020 to a stockholders’ deficit of $2,045,000 at September 30, 2020. At December 31, 2020, we reported a stockholders’ deficit of $1,662,000, as disclosed in the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q and incorporated by reference in this prospectus. Thus, we may fail to be in compliance with the NYSE American continued listing standards relating to stockholders’ equity to which the Plan relates; specifically Section 1003(a)(i) and Section 1003(a)(ii). We have submitted updates to the Plan, as required or requested by the NYSE American, with the most recent Plan update submitted in March 2021. The March 2021 Plan update presented initiatives which, if all of them are achieved, could result in the amount of stockholders’ equity required by the NYSE American at the end of the Plan Period and accordingly result in our regaining compliance with the NYSE American’s continued listing standards. There is no assurance that the presented initiatives will in fact be achieved. We have not yet received any correspondence from the NYSE American regarding the March 2021 Plan update. If the NYSE American delists our Common Stock, investors may face material adverse consequences, including, but not limited to, a lack of a trading market for our Common Stock, reduced liquidity, and an inability for us to obtain financing to fund our operations.

Such risks may continue regardless of any proceeds from the sale of shares of Common Stock in any offering made pursuant to this prospectus (or any applicable prospectus supplement).

In the event of a delisting, we would expect to take actions to restore our compliance with the NYSE American listing rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Our management will have broad discretion over the use of proceeds from the sale of the shares of Common Stock offered by us and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from the sale of the shares of Common Stock offered by us, if any, and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

The price of our Common Stock has been volatile and could continue to fluctuate substantially:

The market price of our Common Stock has been volatile and could fluctuate based on a variety of factors, including:

•	fluctuations in commodity prices;

•	variations in results of operations;

•	announcements by us and our competitors;

•	legislative or regulatory changes;

•	general trends in the industry;

•	general market conditions;

•	litigation; and

•	other events applicable to our industries.

Sales of our Common Stock in one or more offerings, or the perception that such sales may occur, could cause the market price of our Common Stock to fall.

Pursuant to this prospectus, and subject to any limitations set forth in the applicable offering prospectus we may issue and sell shares of our Common Stock in one or more offerings up to a total offering price of $25,000,000 (subject to a maximum equal to one-third of our public float as limited by General Instruction I.B.6. of SEC Form S-3, so long as our public float remains under $75.0 million, the “Maximum Total Offering Amount”). The issuance and sale from time to time of those new shares of Common Stock, or our ability to issue these new shares of Common Stock in one or more offerings, could have the effect of depressing the market price of our Common Stock.

A large number of shares may be sold in the market following offerings pursuant to this prospectus (and any applicable prospectus supplement), which may depress the market price of our Common Stock.

A substantial number of shares of Common Stock may be sold in the public market following offerings pursuant to this prospectus (and any applicable prospectus supplement), which may cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell the shares of Common Stock.

You may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Our Board of Directors has authority, without action or vote of the stockholders, subject to the requirements of the NYSE American, to issue all or part of the authorized but unissued shares of Common Stock, preferred stock or warrants to purchase such shares of Common Stock. In addition, we may attempt to raise capital by selling shares of our Common Stock, possibly at a discount to market in the future. These actions would result in dilution of the ownership interests of existing stockholders and may further dilute Common Stock book value, and that dilution may be material. A related effect of such issuances may enhance existing large stockholders’ influence on the Company, including that of Alexander Kinzler, our Chief Executive Officer.

You may experience immediate and substantial dilution in the book value per share of the Common Stock you purchase.

If we offer shares of our Common Stock pursuant to this prospectus (and any applicable prospectus supplement), purchasers of our Common Stock in any such offering(s) may experience immediate dilution in net tangible book value per share. See “Dilution.”

There is no certainty regarding the proceeds from the sale of the shares of Common Stock offered by us.

There is no certainty that gross proceeds raised in one or more offerings pursuant to this prospectus (and any applicable prospectus supplement) will equal the Maximum Total Offering Amount. Any such offering(s) may be made on a commercially reasonable efforts basis with no minimum, and only as requested by us, and we may raise substantially less than the Maximum Total Offering Amount.

The Common Stock offered pursuant to this prospectus (and any applicable prospectus supplement) may be sold at different times and at different prices.

Investors who purchase shares in an offering pursuant to this prospectus (and any applicable prospectus supplement) may do so at different times than certain other investors and, as such, may pay different prices and experience different outcomes in their investment results than such other investors. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We have not recently paid dividends to holders of our Common Stock nor do we expect to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock.

We currently intend to retain any future earnings to support the growth and development of our business and do not anticipate paying declaring or paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.  To the extent we do not pay dividends, our Common Stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our Common Stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Common Stock.

The number of shares of Common Stock being registered for sale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed a Registration Statement of which this prospectus is a part to register the shares that may be offered hereunder for sale. These shares represent a large number of shares of our Common Stock, and if sold publicly in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.

A small number of stockholders, including our CEO, own a significant amount of our Common Stock and have influence over our business regardless of the opposition of other stockholders.

As of September 30, 2020, our CEO, who is a member of our Board of Directors, and three other stockholders hold approximately 51% of our outstanding Common Stock. The interests of one or more of these stockholders may not always coincide with the interests of other stockholders. These stockholders have significant influence over all matters submitted to our stockholders, including the election of our directors, and could accelerate, delay, deter or prevent a change of control of the Company.

Risks Related to Our Business – General

The impact of the outbreak of the novel coronavirus (COVID-19) have caused significant reductions in demand for oil and oil prices and the global economy, and have materially and adversely affected our business operations and financial condition.

The global economy, our markets and our business have been materially and adversely affected by COVID-19. In the first calendar quarter of 2020, the COVID-19 outbreak caused significant reductions in demand for oil and oil prices, which made the development of our proven undeveloped reserves uneconomical and negatively impacted our financial condition and outlook. As the COVID-19 pandemic continued throughout fiscal 2020 and is continuing, oil prices have continued to make the development of proven undeveloped reserves uneconomical and have severely reduced if not eliminated our ability to finance such development; therefore, we have suspended such development. While our contract drilling segment remained operational throughout fiscal 2020 and continues to work, the continuing impact of COVID-19 on the ability or desire for customers to continue such work is uncertain, and any discontinuation of contracts currently in backlog would result in a material adverse impact to our financial condition and outlook. Both the health and economic aspects of the COVID-19 pandemic remain highly fluid and the future course of each is uncertain. We cannot foresee whether the outbreak of COVID-19 will be effectively contained on a sustained basis, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may continue to be materially and adversely affected as a result of the deteriorating market outlook, the global economic recession, weakened liquidity or factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Currency fluctuations and changes in exchange rates could adversely affect our business, financial condition, results of operations, cash flows, and/or Common Stock price.

Our operations are subject to fluctuations in foreign currency exchange rates between the U.S. dollar and the Canadian dollar. Our financial statements, presented in U.S. dollars, may be affected by foreign currency fluctuations through both translation risk and transaction risk. Volatility in exchange rates may adversely affect our results of operations, particularly through the weakening of the U.S. dollar relative to the Canadian dollar which may affect the relative prices at which we sell our oil and natural gas and may affect the cost of certain items required in our operations. To date, we have not entered into foreign currency hedging transactions to control or minimize these risks. The occurrence of any of these risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

Adverse changes in actuarial assumptions used to calculate retirement plan costs due to economic or other factors, or lower returns on plan assets could adversely affect Barnwell’s results and financial condition.

Retirement plan cash funding obligations and plan expenses are subject to a high degree of uncertainty and could increase in future years depending on numerous factors, including the performance of the financial markets, specifically the equity markets, levels of interest rates, and the cost of health care insurance premiums.  Because of our limited liquidity, if funding obligations and expenses relating to our retirement plans were to increase without a corresponding increase in our earnings, our results and financial condition may be adversely affected.

Failure to retain key personnel could hurt our operations.

We require highly skilled and experienced personnel to operate our business. In addition to competing in highly competitive industries, we compete in a highly competitive labor market. Our business could be adversely affected by an inability to retain personnel or upward pressure on wages as a result of the highly competitive labor market. Further, there are significant personal liability risks to Barnwell of Canada’s individual officers and directors related to well clean-up costs that may affect our ability to attract or retain the necessary people.

We are a smaller reporting company and benefit from certain reduced governance and disclosure requirements, including that our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting. The omission of reduced disclosure requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

Currently, we are a “smaller reporting company,” meaning that our outstanding Common Stock held by nonaffiliates had a value of less than $250 million at the end of our most recently completed second fiscal quarter. As a smaller reporting company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, meaning our auditors are not required to attest to the effectiveness of our internal control over financial reporting. As a result, investors and others may be less comfortable with the effectiveness of our internal controls and the risk that material weaknesses or other deficiencies in internal controls go undetected may increase. In addition, as a smaller reporting company, we take advantage of our ability to provide certain other less comprehensive disclosures in our SEC filings, including, among other things, providing only two years of audited financial statements in annual reports and simplified executive compensation disclosures. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects, as the information we provide to stockholders may be different from what one might receive from other public companies in which one hold shares. As a smaller reporting company, we are not required to provide this information.

Risks Related to Our Business – Oil and Natural Gas Segment

Acquisitions or discoveries of additional reserves are needed to increase our oil and natural gas segment operating results and cash flow.

In August 2018, we made a significant reinvestment into its oil and natural gas segment with the acquisition of the Twining property in Alberta, Canada. We believe there are potential undeveloped reserves for which significant future capital expenditures will be needed to convert those potential undeveloped reserves into developed reserves. However, the ability to develop reserves will be heavily influenced by available financial resources. We have been unable to raise sufficient funds and does not currently have a definitive plan to develop such reserves and therefore has excluded undeveloped reserves from our periodic reports. If future circumstances are such that we are not able to make the capital expenditures necessary to convert potential undeveloped reserves to developed reserves, we will not replace the amount of reserves produced and sold and our reserves and oil and natural gas segment operating results and cash flows will decline accordingly, and we may be forced to sell some of our oil and natural gas segment assets under untimely or unfavorable terms. Any such curtailment or sale could have a material adverse effect on our business, financial condition and results of operations.

Future oil and natural gas operating results and cash flow are highly dependent upon our level of success in acquiring or finding additional reserves on an economic basis. We cannot guarantee that we will be successful in developing or acquiring additional reserves and our current financial resources may be insufficient to make such investments. Furthermore, if oil or natural gas prices increase, our cost for additional reserves could also increase.

Future oil and natural gas operating results and cash flow are highly dependent upon our level of success in acquiring or finding additional reserves on an economic basis. We cannot guarantee that we will be successful in developing or acquiring additional reserves and our current financial resources may be insufficient to make such investments. Furthermore, if oil or natural gas prices increase, our cost for additional reserves could also increase.

We may not realize an adequate return on oil and natural gas investments.

Drilling for oil and natural gas involves numerous risks, including the risk that we will not encounter commercially productive oil or natural gas reservoirs. The wells we drill or participate in may not be productive, and we may not recover all or any portion of our investment in those wells. If future oil and natural gas segment acquisition and development activities are not successful it could have an adverse effect on our future results of operations and financial condition.

Oil and natural gas prices are highly volatile and further declines, or extended low prices will significantly affect our financial condition and results of operations.

 Much of our revenues and cash flow are greatly dependent upon prevailing prices for oil and natural gas. Lower oil and natural gas prices not only decrease our revenues on a per unit basis, but also reduce the amount of oil and natural gas we can produce economically, if any. Prices that do not produce sufficient operating margins will have a material adverse effect on our operations, financial condition, operating cash flows, borrowing ability, reserves, and the amount of capital that we are able to allocate for the acquisition and development of oil and natural gas reserves.

Various factors beyond our control affect prices of oil and natural gas including, but not limited to, changes in supply and demand, market uncertainty, weather, worldwide political instability, foreign supply of oil and natural gas, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. Energy prices are also subject to other political and regulatory actions outside our control, which may include changes in the policies of the Organization of the Petroleum Exporting Countries or other developments involving or affecting oil-producing countries, or actions or reactions of the government of the United States in anticipation of or in response to such developments.

The inability of one or more of our working interest partners to meet their obligations may adversely affect our financial results.

For our operated properties, we pay expenses and bill our non-operating partners for their respective shares of costs. Some of our non-operating partners may experience liquidity problems and may not be able to meet their financial obligations. Nonperformance by a non-operating partner could result in significant financial losses.

Liquidity problems encountered by our working interest partners or the third party operators of our non-operated properties may also result in significant financial losses as the other working interest partners or third party operators may be unwilling or unable to pay their share of the costs of projects as they become due. In the event a third party operator of a non-operated property becomes insolvent, it may result in increased operating expenses and cash required for abandonment liabilities if we are required to take over operatorship. We hold an 11% working interest, the largest working interest other than that held by the operator, in a property with approximately 78 wells and 6 facilities where the operator is in receivership.

We may incur material costs to comply with or as a result of health, safety, and environmental laws and regulations.

 The oil and natural gas industry is subject to extensive environmental regulation pursuant to local, provincial and federal legislation. A violation of that legislation may result in the imposition of fines or the issuance of “clean up” orders. Legislation regulating the oil and natural gas industry may be changed to impose higher standards and potentially more costly obligations. Although we have recorded a provision in our financial statements relating to our estimated future environmental and reclamation obligations that we believe is reasonable, we cannot guarantee that we will be able to satisfy our actual future environmental and reclamation obligations and cannot guarantee that we will be able to satisfy such obligations should they require accelerated payments.

Our oil and natural gas segment is subject to the provisions of the Alberta Energy Regulator’s (“AER”) Licensee Liability Rating program, under which we could be required to provide a security deposit if our deemed liabilities exceed our deemed assets relating to wells and facilities for which we are the licensed operator. At September 30, 2020, we had sufficient deemed asset value that no security deposit was due. However, decreases in prices and production and related netbacks from relevant properties could result in a decline in our deemed asset value to a point where a deposit could be due in the future. Further, the current liability framework could be revised, which is outside of our control.

The AER requires purchasers of AER licensed oil and natural gas assets to have a Liability Management Ratio of 2.0 or higher immediately following the transfer of a license. This ratio requirement for well transfers hinders our ability to generate capital by selling oil and natural gas assets as there are less qualified buyers.

A requirement to provide security deposit funds to the AER in the future would result in the diversion of cash on hand and operating cash flows that could otherwise be used to fund oil and natural gas reserve replacement efforts, which could in turn have a material adverse effect on our business, financial condition and results of operations. If we fail to comply with the requirements of the Licensee Liability Rating program, Barnwell’s oil and natural gas subsidiary would be subject to the AER’s enforcement provisions which could include suspension of operations and non-compliance fees and could ultimately result in the AER serving us with a closure order to shut-in all operated wells. Additionally, if we are non-compliant, we would be prohibited from transferring well licenses which would prohibit us from selling any oil and natural gas assets until the required cash deposit is made with the AER.

We are not fully insured against certain environmental risks, either because such insurance is not available or because of high premium costs. In particular, insurance against risks from environmental pollution occurring over time, as opposed to sudden and catastrophic damages, is not available on economically reasonable terms. The insurance we currently maintain may not continue to be available to us or may become unaffordable. Accordingly, any site reclamation or abandonment costs actually incurred in the ordinary course of business in a specific period could negatively impact our cash flow. Should we be unable to fully fund the cost of remedying an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

We may fail to fully identify potential problems related to acquired reserves or to properly estimate those reserves.

We periodically evaluate acquisitions of reserves, properties, prospects and leaseholds and other strategic transactions that appear to fit within our overall business strategy. Our evaluation includes an assessment of reserves, future oil and natural gas prices, operating costs, potential for future drilling and production, validity of the seller’s title to the properties and potential environmental issues, litigation and other liabilities.

 In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections may not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We often are not entitled to contractual indemnification for environmental liabilities or title defects in excess of the amounts claimed by us before closing and acquire properties on an “as is” basis.

There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and future production rates and costs with respect to acquired properties, and actual results may vary substantially from those assumed in the estimates.

If oil and natural gas prices decline, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

 Oil and natural gas prices affect the value of our oil and natural gas properties as determined in our full cost ceiling calculation. Any future ceiling test write-downs will result in reductions of the carrying value of our oil and natural gas properties and an equivalent charge to earnings.

The oil and natural gas industry is highly competitive.

 We compete for capital, acquisitions of reserves, undeveloped lands, skilled personnel, access to drilling rigs, service rigs and other equipment, access to processing facilities, pipeline capacity and in many other respects with a substantial number of other organizations, most of which have greater technical and financial resources than we do. Some of these organizations explore for, develop and produce oil and natural gas, carry on refining operations and market oil and other products on a worldwide basis. As a result of these complementary activities, some of our competitors may have competitive resources that are greater and more diverse than ours. Furthermore, many of our competitors may have a competitive advantage when responding to factors that affect demand for oil and natural gas production, such as changing prices and production levels, the cost and availability of alternative fuels and the application of government regulations. If our competitors are able to capitalize on these competitive resources, it could adversely affect our revenues and profitability.

An increase in operating costs greater than anticipated could have a material adverse effect on our results of operations and financial condition.

Higher operating costs for our properties will directly decrease the amount of cash flow received by us. Electricity, supplies, and labor costs are a few of the operating costs that are susceptible to material fluctuation. The need for significant repairs and maintenance of infrastructure may increase as our properties age. A significant increase in operating costs could negatively impact operating results and cash flow.

Our operating results are affected by our ability to market the oil and natural gas that we produce.

 Our business depends in part upon the availability, proximity and capacity of oil and natural gas gathering systems, pipelines and processing facilities. Canadian federal and provincial, as well as United States federal and state, regulation of oil and natural gas production, processing and transportation, tax and energy policies, general economic conditions, and changes in supply and demand could adversely affect our ability to produce and market oil and natural gas. If market factors change and inhibit the marketing of our production, overall production or realized prices may decline.

We are not the operator and have limited influence over the operations of certain of our oil and natural gas properties.

 We hold minority interests in certain of our oil and natural gas properties. As a result, we cannot control the pace of exploration or development, major decisions affecting the drilling of wells, the plan for development and production at non-operated properties, or the timing and amount of costs related to abandonment and reclamation activities although contract provisions give Barnwell certain consent rights in some matters. The operator’s influence over these matters can affect the pace at which we incur capital expenditures. Additionally, as certain underlying joint venture data is not accessible to us, we depend on the operators at non-operated properties to provide us with reliable accounting information. We also depend on operators and joint operators to maintain the financial resources to fund their share of all abandonment and reclamation costs.

Actual reserves will vary from reserve estimates.

 Estimating reserves is inherently uncertain and the reserves estimation process involves significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data. The reserve data and standardized measures set forth herein are only estimates. Ultimately, actual reserves attributable to our properties will vary from estimates, and those variations may be material. The estimation of reserves involves a number of factors and assumptions, including, among others:

•	oil and natural gas prices as prescribed by SEC regulations;

•	historical production from our wells compared with production rates from similar producing wells in the area;

•	future commodity prices, production and development costs, royalties and capital expenditures;

•	initial production rates;

•	production decline rates;

•	ultimate recovery of reserves;

•	success of future development activities;

•	marketability of production;

•	effects of government regulation; and

•	other government levies that may be imposed over the producing life of reserves.

 If these factors, assumptions and prices prove to be inaccurate, actual results may vary materially from reserve estimates.

SEC rules could limit our ability to book additional proved undeveloped reserves (“PUDs”) in the future.

SEC rules require that, subject to limited exceptions, PUDs may only be booked if they relate to wells scheduled to be drilled within five years after the date of booking. This requirement may limit our ability to book additional PUDs as we pursue our drilling program. In addition, delays in the development of reserves could cause us to have to reclassify our PUDs as unproved reserves if we no longer believe with reasonable certainty that we will develop the PUDs within five years after their initial booking.  If we do not drill our PUD wells within five years after their respective dates of booking, we may be required to write-down our PUDs.

Part of our strategy involves using some of the latest available horizontal drilling and completion techniques. The results of our drilling are subject to drilling and completion technique risks, and results may not meet our expectations for reserves or production.

Many of our operations involve, and are planned to utilize, the latest drilling and completion techniques as developed by our service providers in order to maximize production and ultimate recoveries and therefore generate the highest possible returns. Risks we face while completing our wells include, but are not limited to, the inability to fracture stimulate the planned number of stages, the inability to run tools and other equipment the entire length of the well bore during completion operations, the inability to recover such tools and other equipment, and the inability to successfully clean out the well bore after completion of the final fracture stimulation. Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, limited access to gathering systems and takeaway capacity, and/or prices for crude oil, natural gas, and natural gas liquids decline, then the return on our investment for a particular project may not be as attractive as we anticipated and we could incur material write-downs of oil and gas properties and the value of our undeveloped acreage could decline in the future.

Production and reserves, if any, attributable to the use of enhanced recovery methods are inherently difficult to predict. If our enhanced recovery methods do not allow for the extraction of crude oil, natural gas, and associated liquids in a manner or to the extent that we anticipate, we may not realize an acceptable return on our investments in such projects.

Delays in business operations could adversely affect the amount and timing of our cash inflows.

 In addition to the usual delays in payment by purchasers of oil and natural gas to the operators of our properties, and the delays of those operators in remitting payment to us, payments between any of these parties may also be delayed by:

•	restrictions imposed by lenders;

•	accounting delays;

•	delays in the sale or delivery of products;

•	delays in the connection of wells to a gathering system;

•	blowouts or other accidents;

•	adjustments for prior periods;

•	recovery by the operator of expenses incurred in the operation of the properties; and

•	the establishment by the operator of reserves for these expenses.

 Any of these delays could expose us to additional third party credit risks.

The oil and natural gas market in which we operate exposes us to potential liabilities that may not be covered by insurance.

 Our operations are subject to all of the risks associated with the operation and development of oil and natural gas properties, including the drilling of oil and natural gas wells, and the production and transportation of oil and natural gas. These risks include encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, cratering, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills. A number of these risks could result in personal injury, loss of life, or environmental and other damage to our property or the property of others.

 While we carry various levels of insurance, we could be affected by civil, criminal, regulatory or administrative actions, claims or proceedings. We cannot fully protect against all of the risks listed above, nor are all of these risks insurable. There is no assurance that any applicable insurance or indemnification agreements will adequately protect us against liability for the risks listed above. We could face substantial losses if an event occurs for which we are not fully insured or are not indemnified against or a customer or insurer fails to meet its indemnification or insurance obligations. In addition, there can be no assurance that insurance will continue to be available to cover any or all of these risks, or, even if available, that insurance premiums or other costs will not rise significantly in the future, so as to make the cost of such insurance prohibitive.

 Deficiencies in operating practices and record keeping, if any, may increase our risks and liabilities relating to incidents such as spills and releases and may increase the level of regulatory enforcement actions.

Our operations are subject to domestic and foreign government regulation and other risks, particularly in Canada and the United States.

 Barnwell’s oil and natural gas operations are affected by political developments and laws and regulations, particularly in Canada and the United States, such as restrictions on production, restrictions on imports and exports, the maintenance of specified reserves, tax increases and retroactive tax claims, expropriation of property, cancellation of contract rights, environmental protection controls, environmental compliance requirements and laws pertaining to workers’ health and safety. Further, the right to explore for and develop oil and natural gas on lands in Alberta, Saskatchewan and British Columbia is controlled by the governments of each of those provinces. Changes in royalties and other terms of provincial leases, permits and reservations may have a substantial effect on Barnwell’s operations. We derive a significant portion of our revenues from our operations in Canada; 38% in fiscal 2020.

 Additionally, our ability to compete in the Canadian oil and natural gas industry may be adversely affected by governmental regulations or other policies that favor the awarding of contracts to contractors in which Canadian nationals have substantial ownership interests. Furthermore, we may face governmentally imposed restrictions or fees from time to time on the transfer of funds to the U.S.

Government regulations control and often limit access to potential markets and impose extensive requirements concerning employee safety, environmental protection, pollution control and remediation of environmental contamination. Environmental regulations, in particular, prohibit access to some markets and make others less economical, increase equipment and personnel costs and often impose liability without regard to negligence or fault. In addition, governmental regulations may discourage our customers’ activities, reducing demand for our products and services.

Compliance with foreign tax and other laws may adversely affect our operations.

Tax and other laws and regulations are not always interpreted consistently among local, regional and national authorities. Income tax laws, other legislation or government incentive programs relating to the oil and natural gas industry may in the future be changed or interpreted in a manner that adversely affects us and our stockholders. It is also possible that in the future we will be subject to disputes concerning taxation and other matters in Canada, including the manner in which we calculate our income for tax purposes, and these disputes could have a material adverse effect on our financial performance.

Unforeseen title defects may result in a loss of entitlement to production and reserves.

Although we conduct title reviews in accordance with industry practice prior to any purchase of resource assets or property, such reviews do not guarantee that an unforeseen defect in the chain of title will not arise and defeat our title to the purchased assets. If such a defect were to occur, our entitlement to the production from such purchased assets could be jeopardized.

The Biden Administration’s revocation of the federal permit for the Keystone XL pipeline may negatively affect us.

On January 20, 2021, President Biden issued an executive order revoking the federal permit previously granted by the Trump administration for the proposed Keystone XL pipeline between Canada and the United States. We are in the process of reviewing the decision and assessing its implications on our business. To the extent the revocation has a negative impact on opportunities (or expected opportunities) for Canadian oil producers (such as us) to deliver their product to the United States market, the revocation  may negatively affect our business.

Risks Related to Our Business – Land Investment Segment

Receipt of future payments from our land investments and cash distributions from the Kukio Resort Land Development Partnerships is dependent upon the developer’s continued efforts and ability to develop and market the property.

 We are entitled to receive future payments based on a percentage of the sales prices of residential lots sold within the Kaupulehu area by partnerships with interests in the land as well as a percentage of future distributions made to the partnership’s members. However, in order to collect such payments we are reliant upon the developer and the partnerships, in which we own a non-controlling ownership interest, to continue to market the remaining lots and to proceed with the development or sale of the remaining portion in the relevant land increments. Additionally, future cash distributions from the partnerships in which we have invested (the “Kukio Resort Land Development Partnerships”) are also dependent on future lot sales in and the development or sale of such land increments. It is uncertain when or if the developer will develop or sell the remaining portion of the land, and there is no assurance with regards to the amounts of future sales. We do not have a controlling interest in the partnerships, and therefore are dependent on the general partner for development decisions. The receipt of future payments and cash distributions could be jeopardized if the developer fails to proceed with development and marketing of the property.

We hold investment interests in unconsolidated land development partnerships, which are accounted for using the equity method of accounting, in which we do not have a controlling interest. These investments involve risks and are highly illiquid.

These investments involve risks which include:

•
the lack of a controlling interest in these partnerships and, therefore, the inability to require that the entities sell assets, return invested capital or take any other action without obtaining the majority vote of partners;

•	potential for future additional capital contributions to fund operations and development activities;

•	the adverse impact on overall profitability if the entities do not achieve the financial results projected;

•
the reallocation of amounts of capital from other operating initiatives and/or an increase in indebtedness to pay potential future additional capital contributions, which could in turn restrict our ability to access additional capital when needed or to pursue other important elements of our business strategy;

•	undisclosed, contingent or other liabilities or problems, unanticipated costs, and an inability to recover or manage such liabilities and costs; and

•	certain underlying partnership data is not accessible to us, therefore we depend on the general partner to provide us with reliable accounting information.

We may be required to write-down the carrying value of our investment in the Kukio Resort Land Development Partnerships if our assumptions about future lot sales and profitability prove incorrect. Any write-down would negatively impact our results of operations.

In analyzing the value of our investment in the Kukio Resort Land Development Partnerships, we have made assumptions about the level of future lot sales, operating and development costs, cash generation and market conditions. These assumptions are based on management’s and the general partner’s best estimates and if the actual results differ significantly from these assumptions, we may not be able to realize the value of the assets recorded, which could lead to an impairment of certain of these assets in the future. Such a write-down would have a negative impact on our results of operations.

Our land investment business is concentrated in the state of Hawaii. As a result, our financial results are dependent on the economic growth and health of Hawaii, particularly the island of Hawaii.

Barnwell’s land investment segment is impacted by the condition of Hawaii’s real estate market, which is affected by Hawaii’s economy and Hawaii’s tourism industry, as well as the United States and world economies in general. Any future cash flows from Barnwell’s land development activities are subject to, among other factors, the level of real estate activity and prices, the demand for new housing and second homes on the island of Hawaii, the rate of increase in the cost of building materials and labor, the introduction of building code modifications, changes to zoning laws, and the level of confidence in Hawaii’s economy.

 The occurrence of a natural disaster in Hawaii could adversely affect our land investment business.

The occurrence of a natural disaster in Hawaii such as, but not limited to, earthquakes, landslides, hurricanes, tornadoes, tsunamis, volcanic activity, droughts and floods, could have a material adverse effect on our land investments. The occurrence of a natural disaster could also cause property and flood insurance rates and deductibles to increase, which could reduce demand for real estate in Hawaii.

Risks Related to Our Business – Contract Drilling Segment

Demand for water well drilling and/or pump installation is volatile. A decrease in demand for our services could adversely affect our revenues and results of operations.

Demand for services is highly dependent upon land development activities in the state of Hawaii. As also noted above, the real estate development industry is cyclical in nature and is particularly vulnerable to shifts in local, regional, and national economic conditions outside of our control such as interest rates, housing demand, population growth, employment levels and job growth and property taxes. A decrease in water well drilling and/or pump installation contracts will result in decreased revenues and operating results.

If we are unable to accurately estimate the overall risks, requirements or costs when bidding on or negotiating a contract that is ultimately awarded, we may achieve a lower than anticipated profit or incur a loss on the contract.

Contracts are usually fixed price per lineal foot drilled and require the provision of line-item materials at a fixed unit price based on approved quantities irrespective of actual per unit costs. Under such contracts, prices are established in part on cost and scheduling estimates, which are based on a number of assumptions, many of which are beyond our control. Expected profits on contracts are realized only if costs are accurately estimated and successfully controlled. We may not be able to obtain compensation for additional work performed or expenses incurred as a result of changes or inaccuracies in these estimates and underlying assumptions, such as unanticipated sub-surface site conditions, unanticipated technical problems, equipment failures, inefficiencies, cost of raw materials, schedule delays due to constraints on drilling hours, weather delays, or accidents. If cost estimates for a contract are inaccurate, or if the contract is not performed within cost estimates, then cost overruns may result in losses or cause the contract not to be as profitable as expected.

A significant portion of our contract drilling business is dependent on municipalities and a decline in municipal spending could adversely impact our business.

A significant portion of our contract drilling division revenues is derived from water and infrastructure contracts with governmental entities or agencies; 9% in fiscal 2020. Reduced tax revenues and governmental budgets may limit spending by local governments which in turn will affect the demand for our services. Material reductions in spending by a significant number of local governmental agencies could have a material adverse effect on our business, results of operations, liquidity and financial position.

Our contract drilling operations face significant competition.

We face competition for our services from a variety of competitors. Many of our competitors utilize drilling rigs that drill as quickly as our equipment but require less labor. Our strategy is to compete based on pricing and to a lesser degree, quality of service. If we are unable to compete effectively with our competitors, our financial results could be adversely affected.

The loss of or damage to key vendor, customer or sub-contractor relationships would adversely affect our operations.

Our contract drilling business is dependent on our relationships with key vendors, customers and subcontractors. The loss of or damage to any of our key relationships could negatively affect our business.

Awarding of contracts is dependent upon our ability to obtain contract bid and performance bonds from insurers.

There can be no assurance that our ability to obtain such bonds will continue on the same basis as the past. Additionally, bonding insurance rates may increase and have an impact on our ability to win competitive bids, which could have a corresponding material impact on contract drilling operating results.

The contracts in our backlog are subject to change orders and cancellation.

Our backlog consists of the uncompleted portion of services to be performed under contracts that have been started and new contracts not yet started. Our contracts are subject to change orders and cancellations, and such changes could adversely affect our operations.

The occurrence of a natural disaster in Hawaii could adversely affect our contract drilling business.

The occurrence of a natural disaster in Hawaii such as, but not limited to, earthquakes, landslides, hurricanes, tornadoes, tsunamis, volcanic activity, droughts and floods, could have a material adverse effect on our ability to complete our contracts.

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the shares of Common Stock offered by us for working capital, investments, acquisitions and general corporate purposes.  The precise amount and timing of the application of these net proceeds will depend on our funding requirements and the availability and costs of other funds. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value as of December 31, 2020 was approximately ($1,659,000), or ($0.20) per share of our common stock. Net tangible book value per share of Common Stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our Common Stock outstanding. Purchasers of our Common Stock in an offering will experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our Common Stock may set forth the specific information regarding the dilutive effect of that offering.

DESCRIPTION OF COMMON STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws, each as amended. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

The following description of our Common Stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Common Stock

We are authorized by our certificate of incorporation to issue up to 20,000,000 shares of our Common Stock, par value $0.50 per share.  We have one class of Common Stock. As of March 15, 2021, there were 8,445,060 shares of our Common Stock issued, comprised of 8,277,160 shares outstanding and 167,900 shares in treasury stock. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.

Description of Common Stock

Voting. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of record of a majority of our Common Stock then issued and outstanding and entitled to vote, represented in person or by proxy, are necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.  Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Dividends. As we do not have any authorized or outstanding preferred stock, holders of Common Stock are entitled to receive proportionately any dividends that may be declared by our Board.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock (if any). Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of Common Stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting Common Stock.

Delaware Business Combination Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, amended from time to time (the “Delaware Law”). Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	voting or assenting to unlawful payments of dividends or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our certificate of incorporation provides that we must indemnify our directors in accordance with Section 145 of the Delaware Law.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Our Common Stock is listed on the NYSE American under the symbol “BRN”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of material U.S. federal income tax considerations relevant to Non-U.S. Holders (as defined below) relating to the purchase, ownership and disposition of our Common Stock issued pursuant to this offering. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” final, temporary and proposed U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the “IRS,” in each case in effect as of the date hereof. Each of the foregoing authorities may be changed, repealed, revoked or modified or be subject to differing interpretations that may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and obtained, and will not seek and obtain, any rulings from the IRS regarding the matters discussed herein. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our Common Stock or that such contrary position will not be sustained by a court.

This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of the Code (generally, property held for investment). This discussion does not purport to be a complete analysis of all potential tax consequences and does not address the effects of other U.S. federal tax laws, such as the U.S. estate and gift tax laws, or any applicable state, local or non-U.S. tax laws or tax treaties. This summary does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies and other financial institutions;

●	brokers, dealers or traders in securities or foreign currencies;

●	“controlled foreign corporations” or “passive foreign investment companies”;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	pension plans and tax-deferred or other retirement accounts.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of such partnership and a partner of the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them in connection with the purchase, ownership and disposition of our Common Stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●
a trust that (i) is subject to the primary supervision of a U.S. court and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

We do not currently intend to make any distributions on our Common Stock in the foreseeable future. However, if we make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussions below regarding effectively connected income, backup withholding and the Foreign Account Tax Compliance Act (“FATCA”), dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or successor form or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such dividends that constitute effectively connected income will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●
our Common Stock constitutes a United States real property interest, or “USRPI,” by reason of our status as a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non- USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is considered “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our Common Stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our Common Stock, actually or constructively, during the applicable period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

The United States imposes backup withholding, currently at a rate of 24%, on the gross amount of dividends and certain other payments. Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, applicable substitute or successor form, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends paid with respect to our Common Stock to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. Person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

In addition to the withholding described above, withholding may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non- financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under proposed U.S. Treasury Regulations, FATCA withholding currently will not apply to gross proceeds from the sale or other disposition of our Common Stock. The preamble to the foregoing proposed U.S. Treasury Regulations states that taxpayers may rely on them pending their finalization.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

PLAN OF DISTRIBUTION

We may sell the shares of Common Stock offered by this prospectus from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the shares of Common Stock and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the shares of Common Stock may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the shares of Common Stock offered thereby.

The distribution of the shares of Common Stock may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market where the shares of Common Stock may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of the shares of Common Stock.

●	If we use an underwriter or underwriters, the shares of Common Stock will be acquired by the underwriters for their own account.

●
We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

●	The underwriters will use this prospectus and the prospectus supplement to sell the shares of Common Stock.

By Dealers

We may use a dealer to sell our securities.

●	If we use a dealer, we, as principal, will sell the shares of Common Stock to the dealer.

●	The dealer will then resell the shares of Common Stock to the public at varying prices that the dealer will determine at the time it sells the shares of Common Stock.

●	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer the shares of Common Stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase the shares of Common Stock.

●	We will name any agent involved in offering or selling the shares of Common Stock and any commissions that we will pay to the agent in the prospectus supplement.

●	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

●	Our agents may be deemed to be underwriters under the Securities Act of the shares of Common Stock that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the shares of Common Stock at the public offering price under delayed delivery contracts.

●
If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the shares of Common Stock under the delayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

●
We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of the shares of Common Stock under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase the shares of Common Stock, and we may directly sell the shares of Common Stocks to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell the shares of Common Stock upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of the shares of Common Stock may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the shares of Common Stock may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriters to whom the shares of Common Stock offered by this prospectus are sold by us for public offering and sale may make a market in the shares of Common Stock, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the shares of Common Stock offered by this prospectus.

Representatives of the underwriters through whom the shares of Common Stock are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the shares of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of the shares of Common Stock will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our Common Stock offered hereby will be passed on for us by Stroock & Stroock & Lavan LLP, New York, New York.  Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2020, and for the fiscal year ended September 30, 2020, included in our Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the report of Weaver and Tidwell, L.L.P., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the September 30, 2020 consolidated financial statements contains an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of September 30, 2019, and for the year  ended September 30, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The Company has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2021

BARNWELL INDUSTRIES, INC.

Up to $7,398,672

Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to a maximum of $7,398,672 in aggregate sales price of shares of our Common Stock, par value $0.50 per share, to or through A.G.P./Alliance Global Partners, or A.G.P., acting as sales agent, in accordance with the terms of a sales agreement we have entered into with A.G.P.

Sales of our Common Stock, if any, under this prospectus will be made by any methods deemed to be  “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Subject to the terms of the sales agreement, A.G.P. is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3% of the gross proceeds from the sale of our Common Stock on our behalf as sales agent pursuant to the sales agreement. In connection with the sale of the Common Stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Our Common Stock is listed on the NYSE American under the symbol “BRN.” The last reported sale price of our Common Stock on the NYSE American on March 15, 2021 was $3.10 per share.

As of March 15, 2021, the aggregate market value of our outstanding Common Stock held by non-affiliates was $22,196,021.76 based upon 8,277,160 shares of outstanding common stock, of which 3,853,476 shares were held by non-affiliates, and the last reported sale price of our common stock of $5.76 per share on January 28, 2021. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell shares pursuant to this prospectus having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.  In the event that subsequent to the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page SA-5 of this prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus is          , 2021.

ABOUT THIS PROSPECTUS

You should assume that the information contained in this prospectus is accurate only as of the date on the front cover page of the applicable document and that any information we have incorporated by reference into this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of shares of Common Stock.

In addition, we incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus. We urge you to carefully read this prospectus and the information incorporated by reference and in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering before buying any of the securities being offered under this prospectus.

To the extent that any statement that we make in this prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus and contained, or incorporated herein by reference, in the accompanying prospectus. Neither we nor the sales agent have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representation.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement on Form S-3 (File No. 333-[*]) that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $25.0 million in aggregate offering price of our Common Stock (subject to a maximum equal to one-third of our public float as limited by General Instruction I.B.6. of SEC Form S-3, so long as our public float remains under $75.0 million). The shares of Common Stock that may be offered, issued and sold under this prospectus are included in the $25.0 million of Common Stock that may be offered, issued and sold by us pursuant to our shelf registration statement.

Unless expressly stated otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Barnwell Industries, Inc. and its subsidiaries on a consolidated basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•	the impact of the COVID-19 pandemic on our business, operations, customers and suppliers;

•	our ability to achieve and sustain profitability;

•	our ability to obtain additional funding, as and if needed which will be subject to a number of factors, including market conditions, and our operating performance;

•	our ability to continue as a going concern;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our estimates of future oil and gas investments may not achieve our desired results;

•	the adequacy of our cash balances and our need for additional financings;

•	our ability to maintain the listing of our Common Stock on the NYSE American;

•	the impact of pending and threatened litigation on our business, financial condition and liquidity;

•	changes in current legislation, regulations and economic conditions that affect the demand for oil and natural gas;

•	our ability to compete effectively in our target markets;

•	our history of operating losses; and

•	our sales and marketing capabilities and strategy in the United States and Canada.

These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in  the section entitled “Risk Factors” included in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A Amendment No. 1, for the fiscal year ended September 30, 2020 and our subsequent SEC filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page SA-5, and the financial statements and other information incorporated by reference in this prospectus, when making an investment decision. In this prospectus, the terms “we,” “us,” and the “company” refer to Barnwell Industries, Inc. and its subsidiaries.

Our Company

We were founded in 1956 in Shreveport, Louisiana as a Delaware corporation and have been based in Honolulu, Hawaii since 1980, where our investment in land and contract drilling business segments operate.  Since Barnwell’s founding as an oil and gas development company, we have built a diversified business portfolio and currently operate in the following three principal business segments:

•
Oil and Natural Gas Segment – Barnwell engages in oil and natural gas development, production, acquisitions and sales in Canada and we may engage in similar activities in the United States in the future.

•	Land Investment Segment – Barnwell invests in land interests in Hawaii.

•	Contract Drilling Segment – Barnwell provides well drilling services and water pumping system installation and repairs in Hawaii.

Our mission and purpose are to utilize our state-of-the-art technologies, extensive experience and wide industry connections to continue to find wells for the production of oil, and, in so doing, drive demand for our products and services, and to capitalize on other business opportunities that complement our oil and natural gas segment.

Since 2014, we have focused on streamlining our operations by divesting our mature natural gas and heavy oil properties while significantly investing in prospects in Canada.  We now acquire and develop crude oil and natural gas assets in the province of Alberta, Canada via two corporate entities, Barnwell of Canada and Octavian Oil.  In addition, in 2013 we entered into various partnerships that have interests in land in Hawaii.  As the land is sold or developed into single-family and multi-family residential properties, we have rights to receive payments and distributions.  Our contract drilling segment also drills water and water monitoring wells of varying depths in Hawaii, installs and repairs water pumping systems, and is the distributor for Floway pumps and equipment in the state of Hawaii.

Following our 2020 annual meeting of stockholders, three individuals who had been nominated by stockholders were elected to join our Board of Directors and three long-time members of our Board retired.

We believe that our recent efforts over the past few years, as well as the changes to the Board, have strengthened our company.

Our executive offices are located at 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 and our telephone number is (808) 531-8400. Our website address is www.brninc.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

The Offering

Common Stock offered by us:
Shares of our Common Stock having an aggregate offering price of up to $7,398,672 (subject to a maximum equal to one-third of our public float, so long as our public float remains under $75.0 million).

Plan of distribution:	“At the market offering” that may be made from time to time through our sales agent, A.G.P. See “Plan of Distribution” on page SA-25.
Use of proceeds:	We intend to use the net proceeds, if any, from this offering, for working capital and general corporate purposes. See “Use of Proceeds” on page SA-18.
Risk Factors:
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page SA-5 of this prospectus and other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before investing in our Common Stock.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders
For a discussion of the material U.S. federal income tax considerations to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock, see “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” below.

NYSE American trading symbol:	BRN

RISK FACTORS

Investing in our Common Stock involves substantial risk.  You should carefully consider the risk factors disclosed below as well as those contained in our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A Amendment No. 1, for the fiscal year ended September 30, 2020, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this prospectus and any applicable prospectus supplement before acquiring any of our Common Stock.  These risks could have a material adverse effect on our business, results of operation or financial condition and cause the value of our Common Stock to decline.  You could lose all or part of your investment.

This prospectus and any applicable prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus and any applicable prospectus supplement.  See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and the Offering

There is substantial doubt as to our ability to continue as a going concern, and an investment in our Common Stock is highly speculative.

Our ability to sustain our business in the future will depend on sufficient oil and natural gas operating cash flows, which are highly sensitive to volatile oil and natural gas prices, sufficient contract drilling operating cash flows, which are subject to potentially large changes in demand, and sufficient future land investment segment proceeds and distributions from the land development partnerships in which we have invested, the timing of which are both highly uncertain and not within our control. A sufficient level of such cash inflows are necessary to fund discretionary oil and natural gas capital expenditures, which must be economically successful to provide sufficient returns, as well as fund our non-discretionary outflows such as oil and natural gas asset retirement obligations and ongoing operating and general and administrative expenses.

We have experienced a trend of losses and negative operating cash flows in three of the last four years. Due to the additional impacts of the COVID-19 pandemic, we now face a greater uncertainty about our cash inflows as described above, which in turn leads to substantial doubt regarding our ability to make the required discretionary cash outflows for the capital expenditures necessary to convert our proved undeveloped reserves to proved developed reserves. Furthermore, because of the greater uncertainty about our cash inflows described above, there is substantial doubt about our ability to fund our non-discretionary cash outflows and thus substantial doubt about our ability to continue as a going concern.  The audit report covering our September 30, 2020 consolidated financial statements, which is included in our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A Amendment No. 1, for the fiscal year ended September 30, 2020 and incorporated by reference in this prospectus, contains an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We have investigated potential sources of funding, including non-core oil and natural gas property sales, however, no probable sources of funding have yet been secured.  Additionally, in fiscal 2020, we listed our corporate office on the 29th floor of a commercial building in downtown Honolulu, Hawaii for sale to generate liquidity in order to help mitigate the substantial doubt about our ability to continue as a going concern. However, our ability to sell our corporate office at an appropriate time or for a sufficient price is outside of our control and is therefore not probable. Because of this uncertainty as well as uncertainties regarding the potential duration and depth of the impacts of the COVID-19 pandemic on our business as described above, substantial doubt about our ability to continue as a going concern exists.

Due to our failure to maintain continued compliance with the NYSE American’s stockholders’ equity listing requirements, our Common Stock is at substantial risk of being delisted from the NYSE American following the offering to which this prospectus relates.

Our Common Stock is currently listed on the NYSE American. In order to maintain such listing, the rules of NYSE American provide that, among other things, we must meet certain continued listing standards relating to minimum amount of stockholders’ equity.  Even if an issuer fails to meet the stockholders’ equity requirements, the NYSE American will not normally consider delisting securities of such issue if the issuer meets certain thresholds regarding the value of its market capitalization or total assets and revenue or the number of publicly held shares and related marked value.  Further, with respect to an issuer not in compliance with the stockholders’ equity requirements, upon notifying the issuer of such deficiency, the NYSE American generally provides an 18-month “cure period” for the issuer to regain the minimum stockholders’ equity requirement, however if the issuer is unable to do so, the NYSE American may delist its stock.

On January 13, 2020, we received a letter from the NYSE American staff (the “Exchange Staff”) indicating that we were not in compliance with Part 10, Sections 1003(a)(i) and (a)(ii) of the NYSE American Company Guide (the “Guide”) since we reported stockholders’ equity of $1.2 million and net losses in fiscal years ended September 30, 2019, September 30, 2018 and September 30, 2016. Our failure to meet the NYSE American’s stockholders’ equity requirements and the exceptions resulted in a risk that our Common Stock may be delisted. In accordance with the NYSE American’s policies and procedures, we submitted a plan (the “Plan”) addressing how we intended to regain compliance with Part 10, Section 1003 of the Guide. On April 2, 2020, the NYSE American notified us that it accepted the  Plan and granted us an extension for our continued listing until July 13, 2021 (the “Plan Period”). We have been and will continue to be subject to periodic review by Exchange Staff during the Plan Period. The Plan was submitted to the NYSE American before the start of the COVID-19 pandemic-related low commodity price environment, the oil price war between Saudi Arabia and Russia and other macroeconomic pressures that have impacted our businesses and the U.S. economy in general. The magnitude and duration of these factors have and will adversely affect our ability to achieve the Plan’s goals and to return to compliance with the NYSE American’s listing standards.  If we do not regain compliance by the end of the Plan Period, or if we do not make ongoing progress consistent with its Plan, the NYSE American may initiate delisting procedures as appropriate.

Our reported stockholders’ equity fell from $2,049,000 at March 31, 2020 to a stockholders’ deficit of $2,045,000 at September 30, 2020. At December 31, 2020, we reported a stockholders’ deficit of $1,662,000, as disclosed in the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q and incorporated by reference in this prospectus. Thus, we may fail to be in compliance with the NYSE American’s continued listing standards relating to stockholders’ equity to which the Plan relates; specifically Section 1003(a)(i) and Section 1003(a)(ii). We have submitted updates to the Plan, as required or requested by the NYSE American, with the most recent Plan update submitted in March 2021. The March 2021 Plan update presented initiatives which, if all of them are achieved, could result in the amount of stockholders’ equity required by the NYSE American at the end of the Plan Period and accordingly result in our regaining compliance with the NYSE American’s continued listing standards. There is no assurance that the presented initiatives will in fact be achieved. We have not yet received any correspondence from the NYSE American regarding the March 2021 Plan update. If the NYSE American delists our Common Stock, investors may face material adverse consequences, including, but not limited to, a lack of a trading market for our Common Stock, reduced liquidity, and an inability for us to obtain financing to fund our operations.

 In the event of a delisting, we would expect to take actions to restore our compliance with the NYSE American listing rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

There is no certainty regarding the net proceeds to us from this offering.

There is no certainty that gross proceeds of $7,398,672 will be raised in this offering. A.G.P. has agreed to use its commercially reasonable efforts to sell the shares of Common Stock on our behalf if and as instructed by us, or to purchase shares of Common Stock as principal from time to time. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

We currently intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes.  However, our management will have broad discretion as to the application of the net proceeds from this offering, if any, and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

The price of our Common Stock has been volatile and could continue to fluctuate substantially:

The market price of our Common Stock has been volatile and could fluctuate based on a variety of factors, including:

•	fluctuations in commodity prices;

•	variations in results of operations;

•	announcements by us and our competitors;

•	legislative or regulatory changes;

•	general trends in the industry;

•	general market conditions;

•	litigation; and

•	other events applicable to our industries.

Sales of our Common Stock in this offering, or the perception that such sales may occur, could cause the market price of our Common Stock to fall.

Pursuant to this prospectus, we may issue and sell shares of our Common Stock for aggregate gross proceeds of up to $7,398,672 from time to time in connection with this offering (subject to a maximum gross sales price equal to one-third of our public float as limited by General Instruction I.B.6. of SEC Form S-3, so long as our public float remains under $75.0 million).  The issuance and sale from time to time of those new shares of Common Stock, or our ability to issue these new shares of Common Stock in this offering, could have the effect of depressing the market price of our Common Stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our Common Stock.

All of our shares of Common Stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Common Stock may be sold in the public market following this offering, which may cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell the shares of Common Stock.

Investors will experience immediate and substantial dilution in the book value per share of the Common Stock you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices.  However, because the public price per share of our Common Stock being offered will be substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock at the time of the sale, investors will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share after this offering and will suffer substantial dilution in the net tangible book value of the Common Stock purchased in this offering. See “Dilution.”

Investors may be diluted significantly through our future efforts to obtain financing and satisfy obligations through the issuance of securities.

Our Board of Directors has authority, without action or vote of the stockholders, subject to the requirements of the NYSE American, to issue all or part of the authorized but unissued shares of Common Stock or warrants to purchase such shares of Common Stock. In addition, we may attempt to raise capital by selling shares of our Common Stock, possibly at a discount to market in the future. These actions would result in dilution of the ownership interests of existing stockholders and may further dilute Common Stock book value, and that dilution may be material. A related effect of such issuances may enhance existing large stockholders’ influence on the Company, including that of Alexander Kinzler, our Chief Executive Officer.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to A.G.P. at any time and from time to time during the term of the sales agreement. The actual number of shares Common Stock that are sold to or through A.G.P. on our behalf pursuant to any placement notice we deliver to A.G.P. will depend on the market price of the Common Stock during the periods in which sales are made and any restrictions or limitations applicable to such sales, such as a minimum price below which sales may not be made, that we may include in such placement notice or that otherwise apply under the sales agreement. Because the price per share of each share of Common Stock sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued and sold.

The Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We have not recently paid dividends to holders of our Common Stock nor do we expect to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock.

We currently intend to retain any future earnings to support the growth and development of our business and do not anticipate paying declaring or paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.  To the extent we do not pay dividends, our Common Stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our Common Stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Common Stock.

The number of shares of Common Stock being registered for sale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed a Registration Statement of which this prospectus is a part to register the shares that may be offered hereunder for sale. These shares represent a large number of shares of our Common Stock, and if sold publicly in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.

A small number of stockholders, including our CEO, own a significant amount of our Common Stock and have influence over our business regardless of the opposition of other stockholders.

 As of September 30, 2020, our CEO, who is a member of our Board of Directors, and three other stockholders hold approximately 51% of our outstanding Common Stock. The interests of one or more of these stockholders may not always coincide with the interests of other stockholders. These stockholders have significant influence over all matters submitted to our stockholders, including the election of our directors, and could accelerate, delay, deter or prevent a change of control of the Company.

Risks Related to Our Business – General

The impact of the outbreak of the novel coronavirus (COVID-19) have caused significant reductions in demand for oil and oil prices and the global economy, and have materially and adversely affected our business operations and financial condition.

The global economy, our markets and our business have been materially and adversely affected by COVID-19. In the first calendar quarter of 2020, the COVID-19 outbreak caused significant reductions in demand for oil and oil prices, which made the development of our proven undeveloped reserves uneconomical and negatively impacted our financial condition and outlook. As the COVID-19 pandemic continued throughout fiscal 2020 and is continuing, oil prices have continued to make the development of proven undeveloped reserves uneconomical and have severely reduced if not eliminated our ability to finance such development; therefore, we have suspended such development. While our contract drilling segment remained operational throughout fiscal 2020 and continues to work, the continuing impact of COVID-19 on the ability or desire for customers to continue such work is uncertain, and any discontinuation of contracts currently in backlog would result in a material adverse impact to our financial condition and outlook. Both the health and economic aspects of the COVID-19 pandemic remain highly fluid and the future course of each is uncertain. We cannot foresee whether the outbreak of COVID-19 will be effectively contained on a sustained basis, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may continue to be materially and adversely affected as a result of the deteriorating market outlook, the global economic recession, weakened liquidity or factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Currency fluctuations and changes in exchange rates could adversely affect our business, financial condition, results of operations, cash flows, and/or Common Stock price.

Our operations are subject to fluctuations in foreign currency exchange rates between the U.S. dollar and the Canadian dollar. Our financial statements, presented in U.S. dollars, may be affected by foreign currency fluctuations through both translation risk and transaction risk. Volatility in exchange rates may adversely affect our results of operations, particularly through the weakening of the U.S. dollar relative to the Canadian dollar which may affect the relative prices at which we sell our oil and natural gas and may affect the cost of certain items required in our operations. To date, we have not entered into foreign currency hedging transactions to control or minimize these risks. The occurrence of any of these risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

Adverse changes in actuarial assumptions used to calculate retirement plan costs due to economic or other factors, or lower returns on plan assets could adversely affect Barnwell’s results and financial condition.

Retirement plan cash funding obligations and plan expenses are subject to a high degree of uncertainty and could increase in future years depending on numerous factors, including the performance of the financial markets, specifically the equity markets, levels of interest rates, and the cost of health care insurance premiums.  Because of our limited liquidity, if funding obligations and expenses relating to our retirement plans were to increase without a corresponding increase in our earnings, our results and financial condition may be adversely affected.

Failure to retain key personnel could hurt our operations.

We require highly skilled and experienced personnel to operate our business. In addition to competing in highly competitive industries, we compete in a highly competitive labor market. Our business could be adversely affected by an inability to retain personnel or upward pressure on wages as a result of the highly competitive labor market. Further, there are significant personal liability risks to Barnwell of Canada’s individual officers and directors related to well clean-up costs that may affect our ability to attract or retain the necessary people.

We are a smaller reporting company and benefit from certain reduced governance and disclosure requirements, including that our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting. The omission of reduced disclosure requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

Currently, we are a “smaller reporting company,” meaning that our outstanding Common Stock held by nonaffiliates had a value of less than $250 million at the end of our most recently completed second fiscal quarter. As a smaller reporting company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, meaning our auditors are not required to attest to the effectiveness of our internal control over financial reporting. As a result, investors and others may be less comfortable with the effectiveness of our internal controls and the risk that material weaknesses or other deficiencies in internal controls go undetected may increase. In addition, as a smaller reporting company, we take advantage of our ability to provide certain other less comprehensive disclosures in our SEC filings, including, among other things, providing only two years of audited financial statements in annual reports and simplified executive compensation disclosures. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects, as the information we provide to stockholders may be different from what one might receive from other public companies in which one hold shares. As a smaller reporting company, we are not required to provide this information.

Risks Related to Our Business – Oil and Natural Gas Segment

Acquisitions or discoveries of additional reserves are needed to increase our oil and natural gas segment operating results and cash flow.

In August 2018, we made a significant reinvestment into its oil and natural gas segment with the acquisition of the Twining property in Alberta, Canada. We believe there are potential undeveloped reserves for which significant future capital expenditures will be needed to convert those potential undeveloped reserves into developed reserves. However, the ability to develop reserves will be heavily influenced by available financial resources. We have been unable to raise sufficient funds and does not currently have a definitive plan to develop such reserves and therefore has excluded undeveloped reserves from our periodic reports. If future circumstances are such that we are not able to make the capital expenditures necessary to convert potential undeveloped reserves to developed reserves, we will not replace the amount of reserves produced and sold and our reserves and oil and natural gas segment operating results and cash flows will decline accordingly, and we may be forced to sell some of our oil and natural gas segment assets under untimely or unfavorable terms. Any such curtailment or sale could have a material adverse effect on our business, financial condition and results of operations.

Future oil and natural gas operating results and cash flow are highly dependent upon our level of success in acquiring or finding additional reserves on an economic basis. We cannot guarantee that we will be successful in developing or acquiring additional reserves and our current financial resources may be insufficient to make such investments. Furthermore, if oil or natural gas prices increase, our cost for additional reserves could also increase.

We may not realize an adequate return on oil and natural gas investments.

Drilling for oil and natural gas involves numerous risks, including the risk that we will not encounter commercially productive oil or natural gas reservoirs. The wells we drill or participate in may not be productive, and we may not recover all or any portion of our investment in those wells. If future oil and natural gas segment acquisition and development activities are not successful it could have an adverse effect on our future results of operations and financial condition.

Oil and natural gas prices are highly volatile and further declines, or extended low prices will significantly affect our financial condition and results of operations.

 Much of our revenues and cash flow are greatly dependent upon prevailing prices for oil and natural gas. Lower oil and natural gas prices not only decrease our revenues on a per unit basis, but also reduce the amount of oil and natural gas we can produce economically, if any. Prices that do not produce sufficient operating margins will have a material adverse effect on our operations, financial condition, operating cash flows, borrowing ability, reserves, and the amount of capital that we are able to allocate for the acquisition and development of oil and natural gas reserves.

Various factors beyond our control affect prices of oil and natural gas including, but not limited to, changes in supply and demand, market uncertainty, weather, worldwide political instability, foreign supply of oil and natural gas, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. Energy prices are also subject to other political and regulatory actions outside our control, which may include changes in the policies of the Organization of the Petroleum Exporting Countries or other developments involving or affecting oil-producing countries, or actions or reactions of the government of the United States in anticipation of or in response to such developments.

The inability of one or more of our working interest partners to meet their obligations may adversely affect our financial results.

For our operated properties, we pay expenses and bill our non-operating partners for their respective shares of costs. Some of our non-operating partners may experience liquidity problems and may not be able to meet their financial obligations. Nonperformance by a non-operating partner could result in significant financial losses.

Liquidity problems encountered by our working interest partners or the third party operators of our non-operated properties may also result in significant financial losses as the other working interest partners or third party operators may be unwilling or unable to pay their share of the costs of projects as they become due. In the event a third party operator of a non-operated property becomes insolvent, it may result in increased operating expenses and cash required for abandonment liabilities if we are required to take over operatorship. We hold an 11% working interest, the largest working interest other than that held by the operator, in a property with approximately 78 wells and 6 facilities where the operator is in receivership.

We may incur material costs to comply with or as a result of health, safety, and environmental laws and regulations.

 The oil and natural gas industry is subject to extensive environmental regulation pursuant to local, provincial and federal legislation. A violation of that legislation may result in the imposition of fines or the issuance of “clean up” orders. Legislation regulating the oil and natural gas industry may be changed to impose higher standards and potentially more costly obligations. Although we have recorded a provision in our financial statements relating to our estimated future environmental and reclamation obligations that we believe is reasonable, we cannot guarantee that we will be able to satisfy our actual future environmental and reclamation obligations and cannot guarantee that we will be satisfy such obligations should they require accelerated payments.

 Our oil and natural gas segment is subject to the provisions of the Alberta Energy Regulator’s (“AER”) Licensee Liability Rating program, under which we could be required to provide a security deposit if our deemed liabilities exceed our deemed assets relating to wells and facilities for which we are the licensed operator. At September 30, 2020, we had sufficient deemed asset value that no security deposit was due. However, decreases in prices and production and related netbacks from relevant properties could result in a decline in our deemed asset value to a point where a deposit could be due in the future. Further, the current liability framework could be revised, which is outside of our control.

The AER requires purchasers of AER licensed oil and natural gas assets to have a Liability Management Ratio of 2.0 or higher immediately following the transfer of a license. This ratio requirement for well transfers hinders our ability to generate capital by selling oil and natural gas assets as there are less qualified buyers.

A requirement to provide security deposit funds to the AER in the future would result in the diversion of cash on hand and operating cash flows that could otherwise be used to fund oil and natural gas reserve replacement efforts, which could in turn have a material adverse effect on our business, financial condition and results of operations. If we fail to comply with the requirements of the Licensee Liability Rating program, Barnwell’s oil and natural gas subsidiary would be subject to the AER’s enforcement provisions which could include suspension of operations and non-compliance fees and could ultimately result in the AER serving us with a closure order to shut-in all operated wells. Additionally, if we are non-compliant, we would be prohibited from transferring well licenses which would prohibit us from selling any oil and natural gas assets until the required cash deposit is made with the AER.

 We are not fully insured against certain environmental risks, either because such insurance is not available or because of high premium costs. In particular, insurance against risks from environmental pollution occurring over time, as opposed to sudden and catastrophic damages, is not available on economically reasonable terms. The insurance we currently maintain may not continue to be available to us or may become unaffordable. Accordingly, any site reclamation or abandonment costs actually incurred in the ordinary course of business in a specific period could negatively impact our cash flow. Should we be unable to fully fund the cost of remedying an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

We may fail to fully identify potential problems related to acquired reserves or to properly estimate those reserves.

We periodically evaluate acquisitions of reserves, properties, prospects and leaseholds and other strategic transactions that appear to fit within our overall business strategy. Our evaluation includes an assessment of reserves, future oil and natural gas prices, operating costs, potential for future drilling and production, validity of the seller’s title to the properties and potential environmental issues, litigation and other liabilities.

 In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections may not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We often are not entitled to contractual indemnification for environmental liabilities or title defects in excess of the amounts claimed by us before closing and acquire properties on an “as is” basis.

There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and future production rates and costs with respect to acquired properties, and actual results may vary substantially from those assumed in the estimates.

If oil and natural gas prices decline, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

 Oil and natural gas prices affect the value of our oil and natural gas properties as determined in our full cost ceiling calculation. Any future ceiling test write-downs will result in reductions of the carrying value of our oil and natural gas properties and an equivalent charge to earnings.

The oil and natural gas industry is highly competitive.

 We compete for capital, acquisitions of reserves, undeveloped lands, skilled personnel, access to drilling rigs, service rigs and other equipment, access to processing facilities, pipeline capacity and in many other respects with a substantial number of other organizations, most of which have greater technical and financial resources than we do. Some of these organizations explore for, develop and produce oil and natural gas, carry on refining operations and market oil and other products on a worldwide basis. As a result of these complementary activities, some of our competitors may have competitive resources that are greater and more diverse than ours. Furthermore, many of our competitors may have a competitive advantage when responding to factors that affect demand for oil and natural gas production, such as changing prices and production levels, the cost and availability of alternative fuels and the application of government regulations. If our competitors are able to capitalize on these competitive resources, it could adversely affect our revenues and profitability.

An increase in operating costs greater than anticipated could have a material adverse effect on our results of operations and financial condition.

Higher operating costs for our properties will directly decrease the amount of cash flow received by us. Electricity, supplies, and labor costs are a few of the operating costs that are susceptible to material fluctuation. The need for significant repairs and maintenance of infrastructure may increase as our properties age. A significant increase in operating costs could negatively impact operating results and cash flow.

Our operating results are affected by our ability to market the oil and natural gas that we produce.

 Our business depends in part upon the availability, proximity and capacity of oil and natural gas gathering systems, pipelines and processing facilities. Canadian federal and provincial, as well as United States federal and state, regulation of oil and natural gas production, processing and transportation, tax and energy policies, general economic conditions, and changes in supply and demand could adversely affect our ability to produce and market oil and natural gas. If market factors change and inhibit the marketing of our production, overall production or realized prices may decline.

We are not the operator and have limited influence over the operations of certain of our oil and natural gas properties.

 We hold minority interests in certain of our oil and natural gas properties. As a result, we cannot control the pace of exploration or development, major decisions affecting the drilling of wells, the plan for development and production at non-operated properties, or the timing and amount of costs related to abandonment and reclamation activities although contract provisions give Barnwell certain consent rights in some matters. The operator’s influence over these matters can affect the pace at which we incur capital expenditures. Additionally, as certain underlying joint venture data is not accessible to us, we depend on the operators at non-operated properties to provide us with reliable accounting information. We also depend on operators and joint operators to maintain the financial resources to fund their share of all abandonment and reclamation costs.

Actual reserves will vary from reserve estimates.

 Estimating reserves is inherently uncertain and the reserves estimation process involves significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data. The reserve data and standardized measures set forth herein are only estimates. Ultimately, actual reserves attributable to our properties will vary from estimates, and those variations may be material. The estimation of reserves involves a number of factors and assumptions, including, among others:

•	oil and natural gas prices as prescribed by SEC regulations;

•	historical production from our wells compared with production rates from similar producing wells in the area;

•	future commodity prices, production and development costs, royalties and capital expenditures;

•	initial production rates;

•	production decline rates;

•	ultimate recovery of reserves;

•	success of future development activities;

•	marketability of production;

•	effects of government regulation; and

•	other government levies that may be imposed over the producing life of reserves.

 If these factors, assumptions and prices prove to be inaccurate, actual results may vary materially from reserve estimates.

SEC rules could limit our ability to book additional proved undeveloped reserves (“PUDs”) in the future.

SEC rules require that, subject to limited exceptions, PUDs may only be booked if they relate to wells scheduled to be drilled within five years after the date of booking. This requirement may limit our ability to book additional PUDs as we pursue our drilling program. In addition, delays in the development of reserves could cause us to have to reclassify our PUDs as unproved reserves if we no longer believe with reasonable certainty that we will develop the PUDs within five years after their initial booking.  If we do not drill our PUD wells within five years after their respective dates of booking, we may be required to write-down our PUDs.

Part of our strategy involves using some of the latest available horizontal drilling and completion techniques. The results of our drilling are subject to drilling and completion technique risks, and results may not meet our expectations for reserves or production.

Many of our operations involve, and are planned to utilize, the latest drilling and completion techniques as developed by our service providers in order to maximize production and ultimate recoveries and therefore generate the highest possible returns. Risks we face while completing our wells include, but are not limited to, the inability to fracture stimulate the planned number of stages, the inability to run tools and other equipment the entire length of the well bore during completion operations, the inability to recover such tools and other equipment, and the inability to successfully clean out the well bore after completion of the final fracture stimulation. Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, limited access to gathering systems and takeaway capacity, and/or prices for crude oil, natural gas, and natural gas liquids decline, then the return on our investment for a particular project may not be as attractive as we anticipated and we could incur material write-downs of oil and gas properties and the value of our undeveloped acreage could decline in the future.

Production and reserves, if any, attributable to the use of enhanced recovery methods are inherently difficult to predict. If our enhanced recovery methods do not allow for the extraction of crude oil, natural gas, and associated liquids in a manner or to the extent that we anticipate, we may not realize an acceptable return on our investments in such projects.

Delays in business operations could adversely affect the amount and timing of our cash inflows.

 In addition to the usual delays in payment by purchasers of oil and natural gas to the operators of our properties, and the delays of those operators in remitting payment to us, payments between any of these parties may also be delayed by:

•	restrictions imposed by lenders;

•	accounting delays;

•	delays in the sale or delivery of products;

•	delays in the connection of wells to a gathering system;

•	blowouts or other accidents;

•	adjustments for prior periods;

•	recovery by the operator of expenses incurred in the operation of the properties; and

•	the establishment by the operator of reserves for these expenses.

 Any of these delays could expose us to additional third party credit risks.

The oil and natural gas market in which we operate exposes us to potential liabilities that may not be covered by insurance.

 Our operations are subject to all of the risks associated with the operation and development of oil and natural gas properties, including the drilling of oil and natural gas wells, and the production and transportation of oil and natural gas. These risks include encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, cratering, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills. A number of these risks could result in personal injury, loss of life, or environmental and other damage to our property or the property of others.

 While we carry various levels of insurance, we could be affected by civil, criminal, regulatory or administrative actions, claims or proceedings. We cannot fully protect against all of the risks listed above, nor are all of these risks insurable. There is no assurance that any applicable insurance or indemnification agreements will adequately protect us against liability for the risks listed above. We could face substantial losses if an event occurs for which we are not fully insured or are not indemnified against or a customer or insurer fails to meet its indemnification or insurance obligations. In addition, there can be no assurance that insurance will continue to be available to cover any or all of these risks, or, even if available, that insurance premiums or other costs will not rise significantly in the future, so as to make the cost of such insurance prohibitive.

 Deficiencies in operating practices and record keeping, if any, may increase our risks and liabilities relating to incidents such as spills and releases and may increase the level of regulatory enforcement actions.

Our operations are subject to domestic and foreign government regulation and other risks, particularly in Canada and the United States.

 Barnwell’s oil and natural gas operations are affected by political developments and laws and regulations, particularly in Canada and the United States, such as restrictions on production, restrictions on imports and exports, the maintenance of specified reserves, tax increases and retroactive tax claims, expropriation of property, cancellation of contract rights, environmental protection controls, environmental compliance requirements and laws pertaining to workers’ health and safety. Further, the right to explore for and develop oil and natural gas on lands in Alberta, Saskatchewan and British Columbia is controlled by the governments of each of those provinces. Changes in royalties and other terms of provincial leases, permits and reservations may have a substantial effect on Barnwell’s operations. We derive a significant portion of our revenues from our operations in Canada; 38% in fiscal 2020.

 Additionally, our ability to compete in the Canadian oil and natural gas industry may be adversely affected by governmental regulations or other policies that favor the awarding of contracts to contractors in which Canadian nationals have substantial ownership interests. Furthermore, we may face governmentally imposed restrictions or fees from time to time on the transfer of funds to the U.S.

Government regulations control and often limit access to potential markets and impose extensive requirements concerning employee safety, environmental protection, pollution control and remediation of environmental contamination. Environmental regulations, in particular, prohibit access to some markets and make others less economical, increase equipment and personnel costs and often impose liability without regard to negligence or fault. In addition, governmental regulations may discourage our customers’ activities, reducing demand for our products and services.

Compliance with foreign tax and other laws may adversely affect our operations.

Tax and other laws and regulations are not always interpreted consistently among local, regional and national authorities. Income tax laws, other legislation or government incentive programs relating to the oil and natural gas industry may in the future be changed or interpreted in a manner that adversely affects us and our stockholders. It is also possible that in the future we will be subject to disputes concerning taxation and other matters in Canada, including the manner in which we calculate our income for tax purposes, and these disputes could have a material adverse effect on our financial performance.

Unforeseen title defects may result in a loss of entitlement to production and reserves.

Although we conduct title reviews in accordance with industry practice prior to any purchase of resource assets or property, such reviews do not guarantee that an unforeseen defect in the chain of title will not arise and defeat our title to the purchased assets. If such a defect were to occur, our entitlement to the production from such purchased assets could be jeopardized.

The Biden Administration’s revocation of the federal permit for the Keystone XL pipeline may negatively affect us.

On January 20, 2021, President Biden issued an executive order revoking the federal permit previously granted by the Trump administration for the proposed Keystone XL pipeline between Canada and the United States. We are in the process of reviewing the decision and assessing its implications on our business. To the extent the revocation has a negative impact on opportunities (or expected opportunities) for Canadian oil producers (such as us) to deliver their product to the United States market, the revocation  may negatively affect our business.

Risks Related to Our Business – Land Investment Segment

Receipt of future payments from our land investments and cash distributions from the Kukio Resort Land Development Partnerships is dependent upon the developer’s continued efforts and ability to develop and market the property.

 We are entitled to receive future payments based on a percentage of the sales prices of residential lots sold within the Kaupulehu area by partnerships with interests in the land as well as a percentage of future distributions made to the partnership’s members. However, in order to collect such payments we are reliant upon the developer and the partnerships, in which we own a non-controlling ownership interest, to continue to market the remaining lots and to proceed with the development or sale of the remaining portion in the relevant land increments. Additionally, future cash distributions from the partnerships in which we have invested (the “Kukio Resort Land Development Partnerships”) are also dependent on future lot sales in and the development or sale of such land increments. It is uncertain when or if the developer will develop or sell the remaining portion of the land, and there is no assurance with regards to the amounts of future sales. We do not have a controlling interest in the partnerships, and therefore are dependent on the general partner for development decisions. The receipt of future payments and cash distributions could be jeopardized if the developer fails to proceed with development and marketing of the property.

We hold investment interests in unconsolidated land development partnerships, which are accounted for using the equity method of accounting, in which we do not have a controlling interest. These investments involve risks and are highly illiquid.

These investments involve risks which include:

•
the lack of a controlling interest in these partnerships and, therefore, the inability to require that the entities sell assets, return invested capital or take any other action without obtaining the majority vote of partners;

•	potential for future additional capital contributions to fund operations and development activities;

•	the adverse impact on overall profitability if the entities do not achieve the financial results projected;

•
the reallocation of amounts of capital from other operating initiatives and/or an increase in indebtedness to pay potential future additional capital contributions, which could in turn restrict our ability to access additional capital when needed or to pursue other important elements of our business strategy;

•	undisclosed, contingent or other liabilities or problems, unanticipated costs, and an inability to recover or manage such liabilities and costs; and

•	certain underlying partnership data is not accessible to us, therefore we depend on the general partner to provide us with reliable accounting information.

We may be required to write-down the carrying value of our investment in the Kukio Resort Land Development Partnerships if our assumptions about future lot sales and profitability prove incorrect. Any write-down would negatively impact our results of operations.

In analyzing the value of our investment in the Kukio Resort Land Development Partnerships, we have made assumptions about the level of future lot sales, operating and development costs, cash generation and market conditions. These assumptions are based on management’s and the general partner’s best estimates and if the actual results differ significantly from these assumptions, we may not be able to realize the value of the assets recorded, which could lead to an impairment of certain of these assets in the future. Such a write-down would have a negative impact on our results of operations.

Our land investment business is concentrated in the state of Hawaii. As a result, our financial results are dependent on the economic growth and health of Hawaii, particularly the island of Hawaii.

Barnwell’s land investment segment is impacted by the condition of Hawaii’s real estate market, which is affected by Hawaii’s economy and Hawaii’s tourism industry, as well as the United States and world economies in general. Any future cash flows from Barnwell’s land development activities are subject to, among other factors, the level of real estate activity and prices, the demand for new housing and second homes on the island of Hawaii, the rate of increase in the cost of building materials and labor, the introduction of building code modifications, changes to zoning laws, and the level of confidence in Hawaii’s economy.

 The occurrence of a natural disaster in Hawaii could adversely affect our land investment business.

The occurrence of a natural disaster in Hawaii such as, but not limited to, earthquakes, landslides, hurricanes, tornadoes, tsunamis, volcanic activity, droughts and floods, could have a material adverse effect on our land investments. The occurrence of a natural disaster could also cause property and flood insurance rates and deductibles to increase, which could reduce demand for real estate in Hawaii.

Risks Related to Our Business – Contract Drilling Segment

Demand for water well drilling and/or pump installation is volatile. A decrease in demand for our services could adversely affect our revenues and results of operations.

Demand for services is highly dependent upon land development activities in the state of Hawaii. As also noted above, the real estate development industry is cyclical in nature and is particularly vulnerable to shifts in local, regional, and national economic conditions outside of our control such as interest rates, housing demand, population growth, employment levels and job growth and property taxes. A decrease in water well drilling and/or pump installation contracts will result in decreased revenues and operating results.

If we are unable to accurately estimate the overall risks, requirements or costs when bidding on or negotiating a contract that is ultimately awarded, we may achieve a lower than anticipated profit or incur a loss on the contract.

Contracts are usually fixed price per lineal foot drilled and require the provision of line-item materials at a fixed unit price based on approved quantities irrespective of actual per unit costs. Under such contracts, prices are established in part on cost and scheduling estimates, which are based on a number of assumptions, many of which are beyond our control. Expected profits on contracts are realized only if costs are accurately estimated and successfully controlled. We may not be able to obtain compensation for additional work performed or expenses incurred as a result of changes or inaccuracies in these estimates and underlying assumptions, such as unanticipated sub-surface site conditions, unanticipated technical problems, equipment failures, inefficiencies, cost of raw materials, schedule delays due to constraints on drilling hours, weather delays, or accidents. If cost estimates for a contract are inaccurate, or if the contract is not performed within cost estimates, then cost overruns may result in losses or cause the contract not to be as profitable as expected.

A significant portion of our contract drilling business is dependent on municipalities and a decline in municipal spending could adversely impact our business.

A significant portion of our contract drilling division revenues is derived from water and infrastructure contracts with governmental entities or agencies; 9% in fiscal 2020. Reduced tax revenues and governmental budgets may limit spending by local governments which in turn will affect the demand for our services. Material reductions in spending by a significant number of local governmental agencies could have a material adverse effect on our business, results of operations, liquidity and financial position.

Our contract drilling operations face significant competition.

We face competition for our services from a variety of competitors. Many of our competitors utilize drilling rigs that drill as quickly as our equipment but require less labor. Our strategy is to compete based on pricing and to a lesser degree, quality of service. If we are unable to compete effectively with our competitors, our financial results could be adversely affected.

The loss of or damage to key vendor, customer or sub-contractor relationships would adversely affect our operations.

Our contract drilling business is dependent on our relationships with key vendors, customers and subcontractors. The loss of or damage to any of our key relationships could negatively affect our business.

Awarding of contracts is dependent upon our ability to obtain contract bid and performance bonds from insurers.

There can be no assurance that our ability to obtain such bonds will continue on the same basis as the past. Additionally, bonding insurance rates may increase and have an impact on our ability to win competitive bids, which could have a corresponding material impact on contract drilling operating results.

The contracts in our backlog are subject to change orders and cancellation.

Our backlog consists of the uncompleted portion of services to be performed under contracts that have been started and new contracts not yet started. Our contracts are subject to change orders and cancellations, and such changes could adversely affect our operations.

The occurrence of a natural disaster in Hawaii could adversely affect our contract drilling business.

The occurrence of a natural disaster in Hawaii such as, but not limited to, earthquakes, landslides, hurricanes, tornadoes, tsunamis, volcanic activity, droughts and floods, could have a material adverse effect on our ability to complete our contracts.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold to or through A.G.P. under the sales agreement and the prices at which they are sold. There can be no assurance that we will be able to sell any shares of Common Stock under the sales agreement with A.G.P. or to what extent we will be able to utilize the sales agreement.

We intend to use the net proceeds from this offering, if any, for working capital, investments, acquisitions and general corporate purposes.  The precise amount and timing of the application of these net proceeds will depend on our funding requirements and the availability and costs of other funds.  As of the date of this prospectus, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the shares of Common Stock, if any.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is currently listed on the NYSE American under the symbol “BRN.”  On March 15, 2021, the last reported sales price of our common stock was $3.10 per share.

HOLDERS

As of March 15, 2021 we had 81 holders of record of our common stock.  A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, or other financial institutions and registered clearing agencies.

DIVIDEND POLICY

From 2000 to 2008, we paid dividends returning an aggregate of $8,248,000 to our stockholders but we do not currently anticipate declaring or paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

DILUTION

Our net tangible book value as of December 31, 2020 was approximately ($1,659,000), or ($0.20) per share of our common stock. Net tangible book value per share of Common Stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our Common Stock outstanding. Purchasers of our Common Stock in an offering will experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our Common Stock may set forth the specific information regarding the dilutive effect of that offering.

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

After giving effect to the assumed sale of 2,386,669 shares of our Common Stock in this offering for assumed gross proceeds of approximately $7,398,672 (based on an assumed offering price of $3.10 per share, which was the closing price of our Common Stock on March 15, 2021), before deduction of the sales agent discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $5,736,672, or approximately $0.54 per share of Common Stock. This would have represented an immediate increase in net tangible book value of approximately $0.74 per share of Common Stock to our existing stockholders and an immediate decrease in net tangible book value of approximately $2.53 per share of Common Stock to investors in this offering. The actual amounts above are based on 8,277,160 shares outstanding as of March 15, 2021 and do not reflect 800,000 shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan or the exercise of outstanding options to purchase shares of Common Stock in the computation as the effect would be anti-dilutive.

DESCRIPTION OF COMMON STOCK

In this offering, we are offering shares of our Common Stock having an aggregate gross sales price of up to $7,398,672 (subject to a maximum gross sales price equal to one-third of our public float as limited by General Instruction I.B.6. of SEC Form S-3, so long as our public float remains under $75.0 million).  In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws, each as amended. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Common Stock

The following description of our Common Stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized by our certificate of incorporation to issue up to 20,000,000 shares of our Common Stock, par value $0.50 per share.  We have one class of Common Stock. As of March 15, 2021, there were 8,445,060 shares of our Common Stock issued, comprised of 8,277,160 shares outstanding and 167,900 shares in treasury stock. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.

Description of Common Stock

Voting. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of shares of Common Stock present in person or represented by a proxy at a meeting and entitled to vote on the election of the directors. Holders of record of a majority of our Common Stock then issued and outstanding and entitled to vote, represented in person or by proxy, are necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.  Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Dividends. As we do not have any authorized or outstanding preferred stock, holders of Common Stock are entitled to receive proportionately any dividends that may be declared by our Board.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock (if any). Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of Common Stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.

Anti-Takeover Effects of Delaware Law; Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting Common Stock.

Delaware Business Combination Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, as amended from time to time (the “Delaware Law”). Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	voting or assenting to unlawful payments of dividends or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our certificate of incorporation provides that we must indemnify our directors in accordance with Section 145 of the Delaware Law.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Our Common Stock is listed on the NYSE American under the symbol “BRN”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of material U.S. federal income tax considerations relevant to Non-U.S. Holders (as defined below) relating to the purchase, ownership and disposition of our Common Stock issued pursuant to this offering. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” final, temporary and proposed U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the “IRS,” in each case in effect as of the date hereof. Each of the foregoing authorities may be changed, repealed, revoked or modified or be subject to differing interpretations that may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and obtained, and will not seek and obtain, any rulings from the IRS regarding the matters discussed herein. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our Common Stock or that such contrary position will not be sustained by a court.

This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of the Code (generally, property held for investment). This discussion does not purport to be a complete analysis of all potential tax consequences and does not address the effects of other U.S. federal tax laws, such as the U.S. estate and gift tax laws, or any applicable state, local or non-U.S. tax laws or tax treaties. This summary does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies and other financial institutions;

●	brokers, dealers or traders in securities or foreign currencies;

●	“controlled foreign corporations” or “passive foreign investment companies”;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	pension plans and tax-deferred or other retirement accounts.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of such partnership and a partner of the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them in connection with the purchase, ownership and disposition of our Common Stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●
a trust that (i) is subject to the primary supervision of a U.S. court and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

We do not currently intend to make any distributions on our Common Stock in the foreseeable future. However, if we make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussions below regarding effectively connected income, backup withholding and the Foreign Account Tax Compliance Act (“FATCA”), dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or successor form or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such dividends that constitute effectively connected income will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S.

Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●
our Common Stock constitutes a United States real property interest, or “USRPI,” by reason of our status as a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non- USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is considered “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our Common Stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our Common Stock, actually or constructively, during the applicable period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

The United States imposes backup withholding, currently at a rate of 24%, on the gross amount of dividends and certain other payments. Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, applicable substitute or successor form, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends paid with respect to our Common Stock to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. Person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

In addition to the withholding described above, withholding may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non- financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under proposed U.S. Treasury Regulations, FATCA withholding currently will not apply to gross proceeds from the sale or other disposition of our Common Stock. The preamble to the foregoing proposed U.S. Treasury Regulations states that taxpayers may rely on them pending their finalization.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our Common Stock from time to time (subject to a maximum gross sales price equal to one-third of our public float as limited by General Instruction I.B.6. of SEC Form S-3, so long as our public float remains under $75.0 million) to or through A.G.P., acting as our sales agent. The sales of our Common Stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the NYSE American, on any other existing trading market for our Common Stock, or to or through a market maker.

Each time that we wish to issue and sell shares of our Common Stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Common Stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for certain specified expenses incurred by A.G.P., including the fees and disbursements of its legal counsel incurred by A.G.P. in connection with entering into the sales agreement in an amount not to exceed $40,000, plus up to $10,000 per future year for other expenses after the date of this prospectus in connection with its further periodic due diligence investigation of our company in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding discounts, commissions and reimbursements payable to A.G.P. under the sales agreement, will not exceed approximately $350,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of Common Stock under the sales agreement.

In connection with the sale of the Common Stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Common Stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

The sales agreement has been filed as an exhibit to a current report on Form 8-K that we filed with the Commission in connection with this offering and is incorporated into this prospectus by reference.

A.G.P. and its affiliates have provided, and may in the future provide, investment banking, commercial banking and other financial services for us in the ordinary course of business, for which services that may in the future receive customary fees.

This prospectus in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York. A.G.P. / Alliance Global Partners is being represented in connection with this offering by Bevilacqua PLLC, Washington, D.C.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2020, and for the fiscal year ended September 30, 2020, included in our Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the report of Weaver and Tidwell, L.L.P., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the September 30, 2020 consolidated financial statements contains an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of September 30, 2019, and for the year  ended September 30, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The Company has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

(1)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 16, 2020, as amended by Form 10-K/A Amendment No. 1, filed with the SEC on January 27, 2021;

(2)	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 16, 2021;

(3)
our Current Reports on Form 8-K, filed with the SEC on February 1, 2021, February 10, 2021, February 16, 2021 and March 16, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit); and

(4)
the description of our Common Stock contained in our Registration Statement on Form 8-C, effective August 3, 1965, including any amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial Registration Statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

 1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
(808) 531-8400
Attn.: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.brninc.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

BARNWELL INDUSTRIES, INC.

Up to $7,398,672

Shares of Common Stock

Prospectus

A.G.P.

_____________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts, commissions, and expenses. All amounts shown are estimates except for the Securities and Exchange Commission registration fee
Amount
Securities and Exchange Commission registration fee	$2,727.50
Accounting fees and expenses	$ *
Legal fees and expenses	$ *
Printing and engraving expenses	$ *
Transfer agent fees	$ *
Miscellaneous	$ *
Total	$2,727.50

*          These fees and expenses depend on the number of Common Stock offered and number of issuances, and accordingly cannot be estimated as of the date of this prospectus.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the General Corporation Law of the State of Delaware, amended from time to time (the “Delaware Law”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each director of the Registrant in accordance with Section 145 of the Delaware Law.

The Registrant’s amended and restated by-laws provide for the indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 16.          EXHIBITS.

Exhibit No.	Description
1.01*	Form of Underwriting Agreement

1.02*
Sales Agreement, dated March 16, 2021 by and between Barnwell Industries, Inc. and A.G.P. / Alliance Global Partners (incorporated by reference to Exhibit 1.01 of the Company’s Current Report on Form 8-K, filed with the SEC on March 16, 2021)

3.1	Certificate of Incorporation, as amended (incorporated by reference to the Company’s Form S-8 dated November 8, 1991)

3.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K, dated January 10, 2020, filed with the SEC on January 14, 2020)

4.1
Form of the Company’s certificate of Common Stock, page value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957, as amended February 15, 1957 and February 19, 1957)

5.1**	Opinion of Stroock & Stroock & Lavan LLP regarding legality

23.1**	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm

23.2**	Consent of KPMG LLP, independent registered public accounting firm

23.3**	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included in the signature page of this Registration Statement)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K
**	Filed herewith

ITEM 17.          UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on March 16, 2021.

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
Russell M. Gifford
Chief Financial Officer, Executive Vice President, Treasurer and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Barnwell Industries, Inc., hereby, severally constitute and appoint Alexander C. Kinzler and Russell M. Gifford, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Barnwell Industries, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Alexander C. Kinzler Alexander C. Kinzler	President, Chief Executive Officer, General Counsel and Director (Principal Executive Officer)	March 16, 2021

/s/ Russell M. Gifford Russell M. Gifford	Chief Financial Officer, Executive Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 16, 2021

/s/ Kenneth S. Grossman Kenneth S. Grossman	Director, Chairman of the Board	March 16, 2021

/s/ Robert J. Inglima, Jr. Robert J. Inglima, Jr,	Director	March 16, 2021

/s/ Peter J. O’Malley Peter J. O’Malley	Director	March 16, 2021

/s/ Bradley M. Tirpak Bradley M. Tirpak	Director	March 16, 2021

/s/ Philip J. McPherson Philip J. McPherson	Director	March 16, 2021

/s/ Douglas M. Woodrum Douglas M. Woodrum	Director	March 16, 2021

EXHIBIT INDEX
Exhibit No.	Description
1.01*	Form of Underwriting Agreement

1.02*
Sales Agreement, dated March 16, 2021 by and between Barnwell Industries, Inc. and A.G.P. / Alliance Global Partners (incorporated by reference to Exhibit 1.01 of the Company’s Current Report on Form 8-K, filed with the SEC on March 16, 2021)

3.1	Certificate of Incorporation, as amended (incorporated by reference to the Company’s Form S-8 dated November 8, 1991)

3.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K, dated January 10, 2020, filed with the SEC on January 14, 2020)

4.1
Form of the Company’s certificate of Common Stock, page value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957, as amended February 15, 1957 and February 19, 1957)

5.1**	Opinion of Stroock & Stroock & Lavan LLP regarding legality

23.1**	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm

23.2**	Consent of KPMG LLP, independent registered public accounting firm

23.3**	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included in the signature page of this Registration Statement)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K
**	Filed herewith